                                                                     EXHIBIT 4.1

                            TRUSTMARK NATIONAL BANK
                              PROFIT SHARING PLAN





                         Amended and Restated Effective

                                January 1 , 1989

                        (except as otherwise indicated)

                               TABLE OF CONTENTS

INTRODUCTION                                                                                                            i

DEFINITIONS                                                                                                           1-1
         1.01    Account  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1-1
         1.02    Adopting Employer  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1-1
         1.03    Allocation Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1-1
         1.04    Annuity Starting Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1-1
         1.05    Annuity Transfer Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1-1
         1.06    Beneficiary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1-1
         1.07    Break in Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1-1
         1.08    Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1-2
         1.09    Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1-2
         1.10    Compensation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1-2
         1.11    Controlled Group . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1-4
         1.12    Disability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1-4
         1.13    Effective Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1-4
         1.14    Employee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1-5
         1.15    Employer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1-5
         1.16    Employer Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1-5
         1.17    Entry Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1-5
         1.18    ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1-5
         1.19    Fiduciary  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1-5
         1.20    Forfeiture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1-6
         1.21    Highly Compensated Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1-6
         1.22    Hours of Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1-8
         1.23    Income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1-8
         1.24    Investment Manager . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1-8
         1.25    Leased Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1-9
         1.26    Leave of Absence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1-9
         1.27    Non-highly Compensated Employee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1-10
         1.28    Normal Retirement Age  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1-10
         1.29    Normal Retirement Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1-10
         1.30    Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1-10
         1.31    Personal Account . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1-10
         1.32    Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1-10
         1.33    Plan Administrator . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1-11
         1.34    Plan Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1-11
         1.35    Qualified Joint and Survivor Annuity . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1-11
         1.36    Retired Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1-11
         1.37    Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1-11
         1.38    Sponsor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1-11
         1.39    Spouse . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1-11
         1.40    Trust  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1-12
         1.41    Trust Fund or Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1-12
         1.42    Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1-12
         1.43    Vesting Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1-12
         1.44    Year of Service  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1-12

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
PARTICIPATION IN THE PLAN                                                                                             2-1
         2.01    Eligibility Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2-1
         2.02    Eligibility Determination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2-1
         2.03    Participation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2-2
         2.04    Participation Following Reemployment or Break in Service . . . . . . . . . . . . . . . . . . . . . . 2-2
         2.05    Participation Following Change in Classification . . . . . . . . . . . . . . . . . . . . . . . . . . 2-2
         2.06    Family and Medical Leave Act Requirements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2-3

CONTRIBUTIONS TO THE PLAN                                                                                             3-1
         3.01    Employer Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3-1
         3.02    Contributions By, or On Behalf of, Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . 3-2
         3.03    Coverage and Discrimination Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3-5
         3.04    Discrimination Requirements for Other Contributions  . . . . . . . . . . . . . . . . . . . . . . . . 3-7
         3.05    Multiple Use of Alternative Limitation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3-9
         3.06    Medium of Financing the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3-9

ALLOCATIONS TO PARTICIPANTS' ACCOUNTS                                                                                 4-1
         4.01    Allocation of Employer Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4-1
         4.02    Allocation of Income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4-2
         4.03    Adjustment to Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4-2
         4.04    Maximum Annual Additions to Participants' Accounts . . . . . . . . . . . . . . . . . . . . . . . . . 4-3
         4.05    Separation of Forfeitures and Accounts by Employer . . . . . . . . . . . . . . . . . . . . . . . . . 4-5
         4.06    Fair Market Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4-6
         4.07    Interim Allocations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4-6
         4.08    Election of Investment Fund  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4-6
         4.09    Units Accounting for Investment Fund . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4-6

IN-SERVICE WITHDRAWALS AND LOANS                                                                                      5-1
         5.01    Withdrawals from Participants' Employer Accounts . . . . . . . . . . . . . . . . . . . . . . . . . . 5-1
         5.02    Withdrawals from Part I of Participants' Personal Accounts . . . . . . . . . . . . . . . . . . . . . 5-1
         5.03    Withdrawals from Part II of Participant's Personal Accounts  . . . . . . . . . . . . . . . . . . . . 5-2
         5.04    Withdrawals from Part III of Participant's Personal Accounts . . . . . . . . . . . . . . . . . . . . 5-2
         5.05    Withdrawals from Part IV of Participant's Personal Accounts  . . . . . . . . . . . . . . . . . . . . 5-2
         5.06    Loans to Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5-2

GENERAL BENEFIT PROVISIONS                                                                                            6-1
         6.01    Form of Benefit Payment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6-1
         6.02    General Commencement of Benefits Rule  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6-3
         6.03    Special Commencement and Distribution of Benefits Rules  . . . . . . . . . . . . . . . . . . . . . . 6-4
         6.04    Limitations on Distribution of Salary Deferrals  . . . . . . . . . . . . . . . . . . . . . . . . . . 6-7
         6.05    Single Sum Distribution of Small Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6-7
         6.06    Direct Rollover of Eligible Rollover Distributions . . . . . . . . . . . . . . . . . . . . . . . . . 6-8
         6.07    Purchase of Annuities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6-9

RETIREMENT, DEATH AND DISABILITY BENEFITS                                                                             7-1
         7.01    Benefits Upon Retirement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7-1
         7.02    Death Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7-1
         7.03    Payment of Death Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7-1
         7.04    Designation of Beneficiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7-3
         7.05    Disability Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7-4

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
TERMINATION BENEFITS                                                                                                  8-1
         8.01    Benefits Upon Termination of Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8-1
         8.02    Forfeitures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8-1
         8.03    Payment of Benefits Upon Termination of Service  . . . . . . . . . . . . . . . . . . . . . . . . . . 8-2
         8.04    Special Vesting Due to Re-Employment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8-3

PLAN ADMINISTRATION                                                                                                   9-1
         9.01    Plan Administrator and Appointment of Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . 9-1
         9.02    Powers and Duties of the Plan Administrator  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9-1
         9.03    Plan Administrator Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9-2
         9.04    Committee Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9-2
         9.05    Claims and Review Procedures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9-2

THE TRUST AND THE TRUSTEE                                                                                            10-1
         10.01   The Trust; General Duties of the Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10-1
         10.02   General Powers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10-1
         10.03   Reliance on Plan Administrator and Employer  . . . . . . . . . . . . . . . . . . . . . . . . . . .  10-4
         10.04   Accounts and Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10-5
         10.05   Disbursements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10-5
         10.06   Payment in Kind  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10-5
         10.07   Authority of Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10-6
         10.08   Removal or Resignation of Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10-6
         10.09   Successor Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10-6
         10.10   Trust Funding Policy; Parties in Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10-7
         10.11   Trustee to Trustee Transfers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10-7
         10.12   Investment Manager . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10-7

AMENDMENT AND TERMINATION OF THE PLAN                                                                                11-1
         11.01   Amendment of Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11-1
         11.02   Intent to Continue the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11-2
         11.03   Termination of the Plan by the Sponsor; Partial Termination  . . . . . . . . . . . . . . . . . . .  11-2
         11.04   Termination of the Plan Upon Certain Events  . . . . . . . . . . . . . . . . . . . . . . . . . . .  11-2
         11.05   Distribution of Trust Fund Upon Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . .  11-2
         11.06   Termination of Plan With Respect to an Adopting Employer . . . . . . . . . . . . . . . . . . . . .  11-3

CERTAIN PROVISIONS AFFECTING THE EMPLOYER                                                                            12-1
         12.01   Duties of the Employer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12-1
         12.02   Right of Employer to Discharge Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12-1
         12.03   Information to be Furnished  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12-1
         12.04   Communications from Sponsor to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12-1
         12.05   No Reversion to Employer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12-1
         12.06   Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12-2
         12.07   Adoption of Plan by Adopting Employers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12-2

PROVISIONS APPLICABLE TO A TOP HEAVY PLAN                                                                            13-1
         13.01   Top Heavy Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13-1
         13.02   Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13-1
         13.03   Minimum Allocations in Single Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13-4
         13.04   Minimum Vesting Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13-5
         13.05   Special Limitations and Allocation in Multiple Plans . . . . . . . . . . . . . . . . . . . . . . .  13-6

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
MISCELLANEOUS PROVISIONS                                                                                             14-1
         14.01   Allocation of Responsibility among Fiduciaries for Plan and Trust Administration . . . . . . . . .  14-1
         14.02   Alienation or Assignment of Benefits (QDRO's)  . . . . . . . . . . . . . . . . . . . . . . . . . .  14-1
         14.03   Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14-2
         14.04   Construction of the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14-2
         14.05   Correction of Errors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14-2
         14.06   Legally Incompetent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14-2
         14.07   Successor Organization . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14-2
         14.08   Minimum Benefit in Successor Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14-3
         14.09   Application of Plan Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14-3
         14.10   Qualification of the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14-3
         14.11   Severability of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14-4
         14.12   Applicable Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14-4
         14.13   Nonassignability of Duties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14-4
         14.14   Entire Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14-4

                                  INTRODUCTION

         Effective January 1, 1964, First National Bank of Jackson, whose name has since been changed to Trustmark National Bank, and which bank is hereinafter referred to as "Sponsor," adopted a retirement plan to provide retirement benefits for its eligible Employees. Thereafter, in order to comply with the Employee Retirement Income Security Act of 1974, and to effect certain changes in the Plan, the Sponsor amended, restated and continued the Plan effective January 1, 1976. The plan was amended, restated and continued again, effective January 1, 1984, to comply with the Tax Equity and Fiscal Responsibility Act of 1982, the Deficit Reduction Act of 1984 and the Retirement Equity Act of 1984. Following that amendment, restatement and continuation, the Plan has further been amended from time to time.

         Now, in order to comply with changes in the law caused by the Tax Reform Act of 1986, the Omnibus Budget Reconciliation Act of 1986, the Omnibus Budget Reconciliation Act of 1987, the Technical and Miscellaneous Revenue Act of 1988, the Omnibus Budget Reconciliation Act of 1989, the Unemployment Compensation Amendments of 1992, the Omnibus Budget Reconciliation Act of 1993, and various regulations, the Sponsor hereby amends, restates and continues the Plan effective January 1, 1989 (except as otherwise indicated herein for specified provisions or as required by applicable law or regulations).

         The Plan and incorporated Trust shall continue to be designated as the Trustmark National Bank Profit Sharing Plan. The Plan is adopted as an amendment to, and restatement of, the Trustmark National Bank Profit Sharing Plan, as it was in effect on the day preceding the effective date of adoption of this amendment.

         The purposes of the Plan are to provide the Employees who qualify to participate in the Plan and their Beneficiaries certain benefits as stipulated herein in the event of retirement, death or termination of Service prior to retirement, and to provide such Employees the opportunity to save for such events on a tax-deferred incentive basis pursuant to the provisions of section 401(k) of the Code. The Plan is intended to be qualified under section 401(a) of the Code as a profit sharing plan and its incorporated Trust is intended to qualify as a tax-exempt trust under section 501(a) of the Code.

         Unless specifically otherwise provided in the Plan, the provisions of the restated Plan shall apply only to Employees who have Service with the Employer on or after January 1, 1989. The rights and benefits, if any, of former Employees shall be determined in accordance with the provisions of the Plan as in effect on the respective dates of termination of Service of such former Employees.

                                   ARTICLE 1

                                  DEFINITIONS



                 The following terms when used herein, unless the context clearly indicates otherwise, shall have the meanings set forth hereinafter.

1.01 "ACCOUNT" shall mean the Employer Account and the Personal Account maintained on behalf of a Participant.

1.02 "ADOPTING EMPLOYER" shall mean any business organization or corporation affiliated with the Sponsor through complete or partial ownership by the Sponsor or by any owner therein, or which is otherwise cooperating with the Sponsor for purposes of establishing and maintaining a qualified plan, which is authorized by the Board of Directors of the Sponsor to adopt the Plan, and which subsequently adopts the Plan.

         The term shall also include any business organization or corporation into which the Adopting Employer may be merged or consolidated or by which it may be succeeded.

1.03 "ALLOCATION DATE" shall mean December 31 of each Plan Year, or such other date as of which assets are valued for purposes of an interim allocation pursuant to the provisions of Section 4.07 hereof. Effective January 1, 1995, Allocation Date shall mean June 30 and December 31 of each Plan Year, or such other date as of which assets are valued for purposes of an interim allocation pursuant to the provisions of Section 4.07 hereof.

1.04 "ANNUITY STARTING DATE" shall mean the first day of the first period for which an amount is paid as an annuity or any other form.

1.05 "ANNUITY TRANSFER PLAN" shall mean, with respect to a Participant, a defined benefit pension plan, a money purchase pension plan, a target benefit pension plan, a stock bonus plan, or another profit sharing plan which provided for an annuity normal form of benefit payment to such Participant and which transfers to this Plan, on or after the first day of the Plan Year beginning after December 31, 1984, assets which are attributable to benefits for the Participant.

1.06 "BENEFICIARY" shall mean the person, persons or legal entity last designated in accordance with Section 7.04 hereof, who shall receive any death benefits that may be payable under the Plan after the death of a Participant or Retired Participant.

1.07 "BREAK IN SERVICE" shall mean a consecutive twelve (12) month period during which the Employee does not perform more than five hundred
         (500) Hours of Service. For purposes of determining eligibility to participate in the Plan, pursuant to Article 2 hereof, the initial twelve (12) month period shall commence on the date the Employee first





                                     1 - 1
         performs an Hour of Service, and each subsequent twelve (12) month period shall be the Plan Year, beginning with the Plan Year which commences prior to the end of the initial twelve (12) month period. For purposes of determining Vesting Service, the consecutive twelve
         (12) month period shall be the Plan Year.

         For purposes of determining whether a Break in Service has occurred, Hours of Service shall include any period in which the Employee is absent from work for maternity or paternity reasons for any of the following:

         (a)     by reason of the pregnancy of the Employee,

         (b)     by reason of the birth of a child of the Employee,

         (c) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or

         (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

         Provided, however, that Hours of Service credited for such absence from work shall not exceed the Hours which would normally have been credited to such individual but for such absence. Such Hours of Service shall be credited in the Plan Year in which the absence from work begins if an Employee would be prevented from incurring a Break in Service in such Plan Year solely because the period of absence is treated as Hours of Service or, in any other case, in the immediately following Plan Year. No credit for Hours of Service for absence by reason of such pregnancy or placement shall be given hereunder unless an Employee furnishes to the Committee such timely information as the Plan Administrator may reasonably require to establish that the absence from work is for a reason set forth in (a) through (d).

1.08 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and as in effect on the relevant date to be interpreted hereunder.

1.09 "COMMITTEE" shall mean the committee as provided in Article 9 hereof appointed with respect to the administration of the Plan.

1.10 "COMPENSATION" shall mean, except as otherwise provided herein, compensation which is paid to the Employee by the Employer, as defined in (a) or (b) below, subject to (c), (d) and (e) below.

         (a) Compensation means wages pursuant to Code section 3401(a) and all other payments of compensation to an Employee by his Employer (in the course of the Employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3), and 6052. Compensation shall be determined without regard to any rules under Code section 3401(a) that limit the remuneration included in wages based on the nature or location of the





                                     1 - 2
                 employment or the services performed. However, compensation shall exclude amounts paid or reimbursed by the employer for moving expenses, automobile allowance, imputed income from excess group term life insurance and severance pay. Only Compensation for the portion of any Plan Year during which an Employee is a Participant shall be taken into account for purposes of the Plan.

         (b) For purposes of Section 1.21 and Sections 3.03 and 3.04 hereof, Compensation shall mean the total compensation for Service by an Employee for the Employer that is includable in gross income as provided in Section 414(s) of the Code for the period during the Plan Year in which he is a Participant or for the entire Plan Year, as determined by the Plan Administrator.

         (c) Compensation shall include any contributions made by the Employer on behalf of an Employee to a plan qualified under section 125 or section 401(k) of the Code, but shall not include any other contribution made by the Employer under this Plan or under any pension plan or other employee benefit plan or insurance plan maintained by the Employer for the benefit of such Employee.

         (d) For any Plan Year beginning after December 31, 1988 and before January 1, 1994, the annual compensation of each Participant taken into account for determining all benefits provided under the Plan for any such year shall not exceed two hundred thousand dollars ($200,000). This limitation shall be adjusted by the Secretary at the same time and in the same manner as under section 415(d) of the Code, except that the dollar increase on January 1 of any calendar year is effective for years beginning in such calendar year and the first adjustment to the two hundred thousand dollar ($200,000) limitation is effective on January 1, 1990. In determining the compensation of a Participant for purposes of this limitation, the rules of section 414(q)(6) of the Code shall apply, except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age nineteen (19) before the close of the year. If, as a result of the application of such rules, the adjusted two hundred thousand dollars ($200,000) limitation is exceeded, then (except for purposes of determining the portion of compensation up to the integration level if this plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this section prior to the application of this limitation. The application of this provision shall be subject to such rules as may be prescribed by the Secretary of the Treasury.

         (e) Section 401(a)(17) Limitation. In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual compensation of each Employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is one hundred fifty thousand dollars ($150,000), as adjusted by the Commissioner for increases in the cost of living in accordance with section 401(a)(17)(B) of the Code. The cost-of-





                                     1 - 3
                 living adjustment in effect for a calendar year applies to any period, not exceeding twelve (12) months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than twelve (12) months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is twelve
                 (12).

                 For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under section 401(a)(17) of the Code shall mean the OBRA '93 annual compensation limit set forth in this provision.

                 If compensation for any prior determination period is taken into account in determining an Employee's benefits accruing in the current plan year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is one hundred fifty thousand dollars ($150,000).

1.11 "CONTROLLED GROUP" shall mean, except as modified by section 415(h) of the Code for purposes of determining limitations under section 415 of the Code pursuant to Section 4.04 hereof, any corporation which is a member of a controlled group of corporations (as defined by section 414(b) of the Code) of which the Employer is a member, any other trade or business (whether or not incorporated) which is under common control (as defined by section 414(c) of the Code) with respect to the Employer or any organization which is a member of an affiliated service group (as defined by section 414(m) of the Code) of which the Employer is a member and any other entity required to be aggregated with the Employer pursuant to regulations under section 414(o) of the Code, but only for the period during which such other corporation, trade or business or organization and the Employer are members of such controlled group of corporations, are under such common control or are serving as members of such an affiliated service group. All employees of members of a Controlled Group shall be treated as employed by a single employer for purposes of determining compliance with sections 401, 410, 411, 415 and 416 of the Code.

1.12 "DISABILITY" shall mean a physical or mental condition which totally and permanently prevents the Participant from engaging in his usual occupation or employment for remuneration or profit, except for the purpose of rehabilitation not incompatible with a finding of total and permanent disability. The determination by the Committee as to whether a Participant is totally and permanently disabled shall be made on the basis of medical evidence by a licensed physician designated by the Committee.

1.13 "EFFECTIVE DATE" shall mean January 1, 1964, the date the Plan was established; provided, however, that the term shall mean, for an Employee, the effective date of adoption of the Plan by his Employer if such date is later than January 1, 1964.





                                     1 - 4

         The effective date of this amendment, restatement and continuation of the Plan shall be January 1, 1989, except as otherwise specifically indicated for provisions herein or as otherwise required by applicable law or regulation.

1.14 "EMPLOYEE" shall mean either (a) a person, other than an independent contractor, who is receiving remuneration from the Employer for services rendered to, or labor performed for, the Employer (or who would be receiving such remuneration except for an authorized Leave of Absence), or (b) a Leased Employee.

1.15 "EMPLOYER" shall mean the Sponsor or an Adopting Employer, or both, as required by the context of this Plan; provided, however, that if an Employee is simultaneously employed by the Sponsor and one (1) or more Adopting Employers or by two (2) or more Adopting Employers, the term shall mean all such employers.

1.16 "EMPLOYER ACCOUNT" shall mean the account maintained on behalf of a Participant to which shall be credited the Participant's share of Employer contributions, except those attributable to salary deferrals, and reallocated Forfeitures, together with the Participant's share of the Income of the Trust Fund allocable to this account.

         For purposes of administrative convenience, each Participant's Employer Account shall be divided into the following parts:

         Part I attributable to Employer basic contributions made pursuant to Section 3.01(a) hereof;

         Part II attributable to Employer matching contributions made pursuant to Section 3.01(b) hereof;

         Part III attributable to Qualified Matching Contributions made pursuant to Section 3.01(c) hereof.

1.17 "ENTRY DATE" shall mean a date upon which an Employee is eligible to become a Participant in the Plan, following his satisfaction of the eligibility requirements pursuant to Section 2.01 hereof. January 1 and July 1 shall be Entry Dates each Plan Year. Provided, however, that, only with respect to individuals who become Employees as a result of the merger or consolidation of their employing organization into the Employer, or the acquisition of their employing organization by the Employer, an additional Entry Date may be named by the Sponsor for the Plan Year in which such merger, consolidation or acquisition occurs.

1.18 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and as in effect on the relevant date to be interpreted hereunder.

1.19 "FIDUCIARY" shall mean the Employer, the Committee, the Trustee, the Investment Manager, if any, and any other business organization or corporation designated by such a





                                     1 - 5
         fiduciary to carry out fiduciary responsibilities under the Plan, which accepts such designation, but only with respect to the specific responsibilities for each such fiduciary described herein.

1.20 "FORFEITURE" shall mean the portion of a Participant's Employer Account which is forfeited before full vesting occurs or because of the operation of Sections 4.04 or 8.02 hereof.

1.21 "HIGHLY COMPENSATED EMPLOYEE" shall mean a person who is either a "highly compensated active employee" as defined in subsection (a) hereof or a "highly compensated former employee" as defined in subsection (b) hereof.

         (a) A "highly compensated active employee" is any employee who performs service for the Employer during the determination year and who, during the look-back year:

                 (1) received compensation from the Employer in excess of seventy-five thousand dollars ($75,000) (as adjusted pursuant to section 415(d) of the Code);

                 (2) received compensation from the Employer in excess of fifty thousand dollars ($50,000) (as adjusted pursuant to section 415(d) of the Code) and was a member of the top-paid group for such year; or

                 (3) was an officer of the Employer and received compensation during such year that is greater than fifty percent (50%) of the dollar limitation in effect under section 415(b)(1)(A) of the Code. The term "highly compensated active employee" also includes:

                 (4) An employee (i) who is described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and (ii) who is one of the one hundred (100) employees who received the most compensation from the Employer during the determination year; and

                 (5) An employee who is a five percent (5%) owner at any time during the look-back year or the determination year.

                 If no officer has satisfied the compensation requirement of
                 (3) above during either a determination year or look-back year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

         (b) A "highly compensated former employee" is any employee who separated from service (or was deemed to have separated) prior to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the employee's fifty-fifth (55th) birthday.





                                     1 - 6

         For purposes of this Section, the determination year would normally be the Plan Year, and the look-back year would normally be the twelve
         (12)-month period immediately preceding the determination year. However, the Plan Administrator has elected to make the calendar year calculation, provided in Section 1.414(q)-1T, Q&A 14(b), of the Treasury Regulations, with respect to the Plan for all Plan Years. Pursuant to this election and for this purpose, both the determination year and the look-back year are the Plan Year.

         If an employee is, during a determination year or look-back year, a family member of either a five percent (5%) owner who is an active or former employee or a Highly Compensated Employee who is one of the ten
         (10) most highly compensated employees ranked on the basis of compensation paid by the Employer during such year, then the family member and five percent (5%) owner or top ten (10) Highly Compensated Employee shall be treated as a single employee receiving compensation and Plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and five (5%) percent owner or top ten (10) Highly Compensated Employee. For purposes of this section, family member includes the spouse, lineal ascendants and descendants of the employee or former employee and the spouses of such lineal ascendants and descendants.

         In determining who is a Highly Compensated Employee, employees who are non-resident aliens and who received no earned income (within the meaning of Code section 911(d)(2)) from the Employer constituting United States source income within the meaning of Code section 861(a)(3) shall not be treated as Employees. Additionally, all employers in the Controlled Group shall be taken into account as a single employer and Leased Employees shall be considered employees unless such Leased Employees are covered by a plan described in Code section 414(n)(5) and are not covered in any qualified plan maintained by the Employer. The exclusion of Leased Employees for this purpose shall be applied on a uniform and consistent basis for all of the Employer's retirement plans. Highly Compensated Former Employees shall be treated as Highly Compensated Employees without regard to whether they performed services during the determination year.

         The determination of who is a Highly Compensated Employee, including but not limited to the determinations of the number and identity of Employees in the top-paid group, the top one hundred (100) Employees, the number of Employees treated as officers and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder. Such determination may also take into account other rulings and pronouncements issued by the Secretary of the Treasury or the Internal Revenue Service.





                                     1 - 7

1.22     "HOURS OF SERVICE" shall mean the aggregate of the following:

         (a) Hours of Service shall include each actual hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the Plan Year in which the duties are performed.

         (b) Hours of Service shall include each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or authorized leave of absence. No more than five hundred and one (501) Hours of Service shall be credited under this subsection for any single continuous period (whether or not such period occurs in a single Plan Year). Hours under this subsection shall be calculated and credited pursuant to
                 Section 2530.200b-2 of the Department of Labor Regulations, which are incorporated herein by this reference as if fully set forth.

         (c) Hours of Service shall include each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Employer. These hours shall be credited to the Employee for the Plan Year to which the award or agreement pertains rather than the Plan Year in which the award, agreement or payment is made. Hours shall not be credited under both this and either of the two (2) preceding subsections of this section.

         (d) Hours of Service, however, shall not be credited for payments made solely to comply with workers' or unemployment compensation or disability insurance laws or as reimbursement for medical expenses.

         Hours of Service shall be credited for employment with other members of a Controlled Group of which the Employer is a member. Hours of Service shall also be credited for any individual considered an Employee for purposes of the Plan under section 414(n) of the Code or section 414(o) of the Code and the regulations thereunder.

1.23 "INCOME" shall mean the net gain or loss of the Trust Fund from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on securities, other investment transactions, and expenses paid from the Trust Fund which are not reimbursed by the Employer. In determining the Income of the Trust Fund for any period, assets shall be valued on the basis of fair market value.

         If any portion of the Trust Fund is segregated into one (1) or more separate accounts on behalf of a Participant, Income shall be determined with respect to each such account.

1.24 "INVESTMENT MANAGER" shall mean any Fiduciary, other than the Trustee, who

         (a) has the power to manage, acquire, or dispose of any asset of the Plan;





                                     1 - 8

         (b) (i) is registered as an investment advisor under the Investment Advisers Act of 1940; (ii) is a bank, as defined in that Act; or (iii) is an insurance company qualified to perform services described in subsection (a) under the laws of more than one (1) state; and

         (c) has acknowledged in writing that he is a Fiduciary with respect to the Plan.

1.25 "LEASED EMPLOYEE" shall mean any person, other than a common law employee of the Employer, who provides services for the Employer if the following conditions are met:

         (a) such services are provided pursuant to an agreement between the Employer and a leasing organization,

         (b) such person has performed services for the Employer (or the Employer and a "related person" as that term is defined in section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one (1) year, and

         (c) such services are of a type historically performed, in the business field of the Employer, by employees.

         Notwithstanding the foregoing, a Leased Employee shall not be considered an Employee of the Employer as to services performed after December 31, 1986 if:

         (d) such person is covered by a money purchase pension plan providing:

                 (1) a nonintegrated employer contribution rate of at least ten percent (10%) of compensation, as defined in section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under a 401(k) plan, a cafeteria plan pursuant to Code section 125, a simplified employee pension (SEP) pursuant to Code section 402(h) or a tax sheltered annuity pursuant to Code section 403(b),

                 (2)      immediate participation, and

                 (3)      full and immediate vesting; and

         (e) Leased Employees do not constitute more than twenty percent (20%) of the recipient's nonhighly compensated workforce.

         For purposes of this Plan, contributions or benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for the Employer shall be treated as provided by the Employer.

1.26 "LEAVE OF ABSENCE" shall mean any unpaid absence authorized by the Employer under the Employer's standard personnel practices; provided that all persons under similar circumstances shall be treated alike in the granting of such Leaves of Absence; and provided, further, that the Participant returns within the period of authorized absence. An





                                     1 - 9
         absence due to service in the Armed Forces of the United States shall be considered a Leave of Absence if the absence is caused by war or other emergency, or the Employee is required to serve under the laws of conscription in time of peace; and if, further, the Employee returns to Service within the period during which his employment rights are protected by law. Individuals on Leave of Absence shall be treated under the Plan as if they were Employees according to the terms hereof. Failure to return to Service with the Employer by the date on which a Leave of Absence expires shall be considered to be a termination of Service as of the date of such expiration.

1.27 "NON-HIGHLY COMPENSATED EMPLOYEE" shall mean an Employee of the Employer who is neither a Highly Compensated Employee nor a "family member" (as defined in section 414(q)(6)(B) of the Code).

1.28 "NORMAL RETIREMENT AGE" shall mean for a Participant the date the Participant attains sixty-five (65) years of age.

1.29 "NORMAL RETIREMENT DATE" shall mean for a Participant the first day of the month coincident with or next following the date on which he attains his Normal Retirement Age.

1.30 "PARTICIPANT" shall mean an Employee participating in the Plan in accordance with the provisions of Article 2 hereof.

1.31 "PERSONAL ACCOUNT" shall mean the account maintained on behalf of a Participant to which shall be credited the amount of any salary deferral contributions, voluntary Participant contributions, Participant rollover contributions or trustee to trustee transfers, together with the Participant's share of the Income of the Trust Fund allocable to this account. For purposes of reference in this Plan, each Participant's Personal Account shall be divided into the following parts:

         Part I           attributable to pre-tax salary deferral
                          contributions, if any, made pursuant to Section 3.02(a) hereof;

         Part II attributable to voluntary after-tax Participant contributions, if any, made pursuant to Section 3.02(b) hereof.

         Part III attributable to Participant rollover contributions, if any, made pursuant to Section 3.02(c) hereof.

         Part IV attributable to trustee to trustee transfers, if any, made with respect to a Participant's benefits pursuant to Section 10.11 hereof.

1.32 "PLAN" shall mean this Plan, entitled the "Trustmark National Bank Profit Sharing Plan," as it may be amended from time to time, and as in effect on the relevant date to be interpreted hereunder.





                                     1 - 10

1.33 "PLAN ADMINISTRATOR" shall mean Trustmark National Bank, the entity designated as the Plan Administrator pursuant to Section 9.01 of the Plan to administer the Plan.

1.34 "PLAN YEAR" shall mean the twelve (12) consecutive month period from January 1 through the following December 31.

1.35 "QUALIFIED JOINT AND SURVIVOR ANNUITY" shall mean an annuity for the life of the Participant with a survivor annuity for the life of the Spouse of the Participant which is equal to fifty percent (50%) of the amount of the annuity payable during the joint lives of the Participant and the Participant's Spouse.

1.36 "RETIRED PARTICIPANT" shall mean a former Participant whose participation in the Plan has terminated and who is entitled to receive benefits provided by the Plan.

1.37 "SERVICE" shall mean employment of an Employee by the Employer and shall be measured in Hours of Service. In determining Service for an Employee, the following periods shall be considered employment with the Employer:

         (a) the Employee's employment with any members of a Controlled Group while such employers are members of the Controlled Group;

         (b) with respect only to individuals employed on the merger or acquisition date, any periods of employment with any predecessor organization to the Employer which ended on the date the predecessor organization is merged or consolidated with the Employer or is acquired by the Employer, except to the extent otherwise resolved by the Sponsor within six (6) months of the effective date of such merger, consolidation or acquisition; and

         (c) for purposes of determining eligibility to participate and for the computation of Vesting Service, the Employee's employment in an excluded classification of employees of the Employer.

         In no event shall Service include any period of time during which the Employee was not a common-law employee, but rather a partner or a proprietor or an independent contractor.

1.38 "SPONSOR" shall mean Trustmark National Bank, a National Banking Association with principal offices in Jackson, Mississippi, and any business organization or corporation into which Trustmark National Bank may be merged or consolidated or by which it may be succeeded.

1.39 "SPOUSE" shall mean the actual spouse or surviving spouse of a Participant or a former spouse of a Participant, if and to the extent such former spouse is to be treated as a spouse or surviving spouse of the Participant under a qualified domestic relations order described in section 414(p) of the Code.





                                     1 - 11

1.40 "TRUST" shall mean the trust continued pursuant to Article 10 hereof by the Sponsor under which the Employer contributions and any contributions by Participants shall be received, held, invested and disbursed by the Trustee to, or for the benefit of, Participants, Retired Participants and their Beneficiaries.

1.41 "TRUST FUND" OR "FUND" shall mean any and all cash, securities, real estate and other property held by the Trustee pursuant to the terms of the Plan.

1.42 "TRUSTEE" shall mean Trustmark National Bank or any individual, individuals or financial institution as shall have accepted the appointment by the Sponsor as successor Trustee under the Plan.

1.43 "VESTING SERVICE" shall mean for an Employee his period of Service for purposes of determining his vested percentage, and shall equal the number of Plan Years during which the Employee completes at least one thousand (1,000) Hours of Service. Provided, however, that Service during any period for which the Employer did not maintain the Plan or a predecessor plan of which this Plan is a continuation, shall be disregarded.

1.44 "YEAR OF SERVICE" shall mean the Service of an Employee that is credited for purposes of determining eligibility to participate in the Plan and shall equal the number of twelve (12) consecutive month periods during which an Employee completes at least one thousand (1,000) Hours of Service. The initial twelve (12) consecutive month period shall commence on the date the Employee first performs an Hour of Service, and each subsequent twelve (12) month period shall be the Plan Year, beginning with the Plan Year which commences prior to the end of the initial twelve (12) month period.

         For purposes of this Section only, an Employee who first performs an Hour of Service on the first working day of a Plan Year shall be considered to have first performed an Hour of Service on the first day of that Plan Year.





                                     1 - 12

                                   ARTICLE 2

                           PARTICIPATION IN THE PLAN

2.01     ELIGIBILITY DATE.

         Each Employee on December 31, 1988, who is a Participant in the Plan on that date and who continues to be an Employee on January 1, 1989, shall without further requirements, continue as a Participant hereunder.

         Each other Employee on January 1, 1989, and each person who becomes an Employee after January 1, 1989, shall, subject to the overriding provisions of the following paragraphs, be eligible to become a Participant on the first Entry Date coincident with or next following the date such person completes one (1) Year of Service, provided he is still an Employee on such Entry Date.

         Provided, however, that no Employee shall become a Participant prior to the effective date of adoption of the Plan by the Employee's Employer.

         Notwithstanding the above, the following classes of Employees shall be considered as excluded classes for purposes of the Plan, and Employees who are members of such classes shall not be eligible to participate in the plan:

         (a) Employees who are active participants in the Trustmark National Bank Pension Plan who were also participants in the Canton Exchange Bank Employees Retirement Plan prior to its merger into the Trustmark National Bank Pension Plan;

         (b) Employees who are active participants in the Rankin County Bank 401K plan;

         (c)     Leased Employees.

2.02     ELIGIBILITY DETERMINATION.

         Within a reasonable time prior to the date on which an Employee will become eligible, if the Employee continues employment with the Employer, to participate in the Plan, the Plan Administrator shall forward to the Employee a salary deferral agreement and such application for participation as the Plan Administrator shall require and shall notify him of the requirements to become a Participant. Should any question arise as to eligibility, the Plan Administrator shall decide such question, and such determination, if made in good faith and in accordance with the terms of the Plan, shall be final.





                                     2 - 1

2.03     PARTICIPATION.

         An Employee shall become a Participant on the first day on which he is eligible to become a Participant and has filed with the Plan Administrator such written application as the Plan Administrator may require for participation in the Plan, in which the Employee has agreed to abide by all the provisions hereof and has specified the amount of the Employee's salary deferral, if any, pursuant to Section
         3.02 hereof.

         Once an Employee has become a Participant he shall continue to be a Participant until his Service terminates or he dies, sustains Disability, incurs a Break in Service or retires. In the event that a Participant's Service terminates or he dies, sustains Disability, or retires in accordance with the provisions of the Plan, he shall thereupon cease to be a Participant. A Participant who ceases to be eligible for the Plan because of a change in his classification of employment shall not be entitled to receive benefits solely by reason of such change in classification, but rather his eligibility for benefits shall be determined in accordance with the provisions of the Plan; provided, however, that employment of the Participant in such an excluded class shall be deemed Service for participation and vesting purposes.

2.04     PARTICIPATION FOLLOWING REEMPLOYMENT OR BREAK IN SERVICE.

         Except as otherwise provided in the following sentence, a former Participant whose Service has terminated or who has incurred a Break in Service, shall be eligible to participate immediately upon again being credited with Service. Such an individual who is re-employed in an excluded class of employees, as described in Section 2.01, shall not be eligible to participate while in such excluded class.

         Employees who were formerly participants in the Rankin County Bank 401K Plan but who ceased to be participants in such plan due to termination of employment, and who have since been re-employed, shall not be eligible to re-enter the Rankin County Bank 401K Plan but shall be eligible to participate in this Plan immediately upon their re-employment date.

2.05     PARTICIPATION FOLLOWING CHANGE IN CLASSIFICATION.

         In the event a Participant becomes ineligible to participate because he is no longer a member of an eligible class of Employees, but his Service has not terminated, such Employee shall be eligible to participate immediately upon his return to an eligible class of Employees. If such participant's Service is terminated, his eligibility to participate shall be determined as a former Participant pursuant to Section 2.04 hereof.

         In the event an Employee who is not a member of the eligible class of Employees becomes a member of the eligible class, such Employee then shall participate immediately if such Employee has satisfied the minimum age and Service requirements and would have previously become eligible to participate had he been in the eligible class. If such an Employee has not satisfied the minimum age and Service requirements





                                     2 - 2
         when he becomes a member of the eligible class, he shall participate as provided in Section 2.03 hereof, and his employment in the excluded class shall be treated as Service in determining his eligibility to participate.

2.06     FAMILY AND MEDICAL LEAVE ACT REQUIREMENTS.

         Notwithstanding any other provisions of the Plan, in the case of an Employee who takes family or medical leave as an eligible employee of a covered employer under the provisions of the Family and Medical Leave Act of 1993 (FMLA), any period of FMLA leave shall be treated as continued service for purposes of eligibility to participate and Vesting Service to the extent required by applicable law.





                                     2 - 3

                                   ARTICLE 3

                           CONTRIBUTIONS TO THE PLAN


3.01     EMPLOYER CONTRIBUTIONS.

         Each Plan Year ending after the Effective Date and during the continuance of the Plan, the Employer may, at its discretion, make contributions to the Plan as described below.

         (a) Employer Basic Contribution - The Employer may contribute a basic contribution on behalf of Participants entitled to share in the allocation of such contribution, pursuant to Section 4.01(a) hereof. Such basic contribution shall be subject to the vesting schedule provided in Section 8.01 hereof and shall be credited to Part I of the Participant's Employer Account.

         (b) Employer Matching Contribution - The Employer may contribute on behalf of each Participant an amount equal to a matching percentage of all or a portion of such Participant's salary deferral contributions during a payroll period. For any Plan Year in which the Employer decides to make an Employer matching contribution, the Committee shall designate in writing both the matching percentage and the portion of salary deferral contributions to be matched. Provided, however, the Employer shall not contribute amounts which (i) would, if allocated to the Employer Account of Highly Compensated Employees pursuant to Section 4.01(b), create excess aggregate contributions (as defined in Section 3.04) or (ii) are attributable to contributions which pursuant to Sections 3.02(a), 3.03 or 3.04 are to be distributed to Employees. The Employer matching contribution shall be subject to the vesting schedule provided in Section 8.01 hereof and shall be credited to Part II of the Participant's Employer Account.

         (c) Qualified Matching Contribution - The Employer may, in order to preserve the qualified status of the Plan, contribute a Qualified Matching Contribution based on the salary deferral contributions of Non- highly Compensated Employees. Qualified Matching Contributions shall be fully vested at all times, shall be subject to the distribution provisions that are applicable to salary deferral contributions and shall be credited to Part III of the Participant's Employer Account.

         Employer contributions shall be made as soon as practicable on or before the due date (including extensions) for filing the federal income tax return for the year for which such contributions are made.

         In satisfaction of its contribution obligations under this Section 3.01, the Employer may, at its option, deliver or cause to be delivered either cash or such other property as is acceptable to the Trustee.





                                     3 - 1

         Contributions made to the Plan by the Employer shall be made on the condition that they are deductible under section 404 of the Code.

3.02     CONTRIBUTIONS BY, OR ON BEHALF OF, PARTICIPANTS.

         A Participant may elect contributions to the Plan, as described below. Such amounts shall be fully vested at all times.

         (a) Salary Deferral Contributions. Effective with any payroll period beginning on or after the date on which he becomes a Participant, a Participant may voluntarily elect to enter into a salary deferral agreement with the Employer. Such salary deferral agreement shall serve to direct the Employer to contribute to the Participant's Personal Account, as salary deferral contributions, a portion of the amount which would otherwise be paid to the Participant as direct Compensation. Salary deferral contributions shall be subject to the following restrictions:

                 (1) the amount of such contributions for any single pay period may not exceed two hundred eight dollars and thirty-three cents ($208.33) or fifteen percent of Compensation for the pay period, whichever is less;

                 (2) the amount of such contributions for any Plan Year may not exceed five thousand dollars;

                 (3) if the Participant elects to make salary deferral contributions, such election must result in salary deferral contributions of at least ten dollars ($10) per pay period.

                 Provided, further, that such amount shall be subject also to the limitations on annual additions for the limitation year under Section 4.04 hereof.

                 A Participant's aggregate elective salary deferral contributions in any taxable year of the Participant shall not be greater than seven thousand dollars ($7,000), or such increased amount pursuant to section 402(g) of the Code for any taxable year as determined by the Commissioner of Internal Revenue and effective on January 1 of the taxable year. Elective salary deferral contributions in excess of the preceding limit occurring in any Plan Year (together with any Income allocable to such amount, if required by law or regulations to be distributed) shall be distributed not later than the first April 15th following the close of the Plan Year in which such excess deferral contributions occurred, to the Participant on whose behalf the excess was contributed.

                 If the Participant makes "elective deferrals," as defined in regulations issued pursuant to section 402(g) of the Code, to more than one plan, which exceed the limit described above in the aggregate, such Participant may elect a distribution of a part or all of such excess amount which has been contributed to this Plan. An election to receive a distribution of such excess deferrals must be in writing and must include the Employee's certification that the specified amount is an excess deferral. Such election must be made not later than the first March 15th following the close of the Plan Year





                                     3 - 2
                 in which such excess deferrals occurred. Upon such election, the excess amount specified by the Participant shall be distributed to the Participant not later than the first April 15th following the close of the Plan Year in which such excess deferrals occurred. The amount of such excess to be distributed shall be reduced by the amount of any excess contributions previously distributed pursuant to Section 3.03 hereof for the Plan Year beginning within the taxable year for which the excess under this Section 3.02 is distributed.

                 Such excess deferrals shall, if required by law or regulations, be adjusted for any Income allocable to such excess deferrals up to the date of distribution. The Income allocable to such excess deferrals shall be equal to the sum of (i) Income allocable to Part I of the Participant's Personal Account for the taxable year multiplied by a fraction, the numerator of which is the excess deferrals for the Participant for the year and the denominator of which is the total account balance of the Employee attributable to elective salary deferrals without regard to any Income occurring during the taxable year; and (ii) the Income allocable to Part I of the Participant's Personal Account for the period between the end of the taxable year and the distribution date multiplied by a fraction determined under the method described in (i) of this sentence.

                 The determination of whether a Participant's elective deferrals with respect to any taxable year shall exceed the limitations of Code section 402(g) shall be the sole responsibility of the Participant, and neither the Employer, the Committee nor the Trustee shall have any obligations with respect to such determination.

                 Salary deferral contributions shall be made by payroll deduction and shall be considered to be salary deferral contributions for the Plan Year in which they are actually made.

                 The direction and agreement by the Participant to defer a portion of his Compensation as a salary deferral contribution rather than receive it as a cash benefit shall be in the form of a salary deferral agreement as set forth in Section 2.03 hereof. A Participant's salary deferral agreement may be prospectively amended to change the percentage of the salary deferral, either increasing, decreasing, starting or stopping the percentage of salary deferral, as of any payroll period. Such change shall be effective as of the first pay period following receipt by the Committee of written notice of the change, provided such written notice is received in time to allow normal processing of the paperwork involved in instituting the change. The Committee may establish additional procedures for the renewal, amendment, termination, or revocation of salary deferral agreements which shall be uniform and nondiscriminatory. Provided, however, that the requirement of uniformity (but not nondiscrimination) may be suspended, and such differences in procedure (provided such differences are merely procedural) may be permitted between Highly Compensated Employees and Non-highly Compensated Employees as are necessary, proper and convenient in order to bring the Plan into compliance with the coverage and discrimination requirements of Section 3.03 and thereby preserve, or assure the preservation of, the qualified status of





                                     3 - 3
                 the Plan. As a condition precedent for accepting a Participant's salary deferral agreement, the Employer also may, at any time, as of any time, and from time to time, amend, terminate or revoke the salary deferral agreement of a Participant who is a Highly Compensated Employee in order to comply with the coverage and discrimination requirements of
                 Section 3.03 hereof.

                 The Employer shall contribute to Part I of the Personal Account of each Participant an amount equal to the reduction in such Participant's Compensation pursuant to his salary deferral agreement. The contribution to be made as a result of such reduction in Compensation shall be paid to the Trustee as soon as practicable, but no later than the month following the month for which the reduction in Compensation was made; provided, that if a Participant has executed a salary deferral agreement pending the adoption of the Plan by the Employer or pending a determination by the Committee whether contributions on his behalf under such agreement would cause the Plan not to qualify under section 401(k) of the Code, such contributions may be paid to the Trustee during the month following the month in which such adoption or determination is made, whichever is applicable, but in no event later than thirty
                 (30) days after the end of the Plan Year. Such salary deferral contributions shall be considered to be Employer contributions under the Plan and shall be nonforfeitable when made.

                 If the Committee shall determine that the salary deferral contributions provided for in this Section 3.02 would exceed the limitations of Section 3.03 hereof, the Committee shall, before the end of the Plan Year following the Plan Year during which such excess contribution occurs, distribute the amount of such excess to the Participant on whose behalf the contribution was made.

         (b) Voluntary After-Tax Contributions. Voluntary after-tax contributions may not be made to the Plan. In the past, such contributions were permitted, and any such amounts still in the Plan shall be maintained in Part II of the Participant's Personal Account.

         (c) Rollover Contributions. Rollover contributions by a Participant (or by an Employee expected to become a Participant) to his Personal Account in cash or in other property acceptable to the Trustee shall be allowed from individual retirement accounts, within the meaning of section 408(a) of the Code, which have been established as conduits for other qualified plan distributions pursuant to section 402 or section 403 of the Code or from another qualified plan; provided that no portion of any such rollover is attributable to nondeductible employee contributions and provided further that acceptance of such rollover contributions shall be subject to any procedures governing acceptance of such rollover contributions which may be established by the Plan Administrator or Trustee. Direct rollover of an eligible rollover contribution as described in Code sections 401(a)(31) and 402 and regulations thereunder elected by a Participant (or by an Employee expected to become a Participant) shall be allowed from another qualified plan, provided that such direct rollover shall be made only in





                                     3 - 4
                 cash or its equivalent in cash or in other property acceptable to the Trustee and provided further that acceptance of such rollover contributions shall be subject to any procedures governing acceptance of such rollover contributions which may be established by the Plan Administrator or Trustee.

                 Any such rollover contributions shall be remitted to the Trustee as soon as practicable, shall be credited to Part III of the Participant's Personal Account and shall be fully vested at all times. Rollover contributions shall be treated in the same manner as Participant voluntary after-tax contributions for purposes of investment and allocation of Income, and shall be withdrawable from the Participant's Personal Account to the extent provided in Article 5 or otherwise shall be distributed as provided in Articles 6, 7 and 8 hereof.

                 Rollover contributions shall not be considered (i) as contributions by the Employer under Section 3.01 of this Plan,
                 (ii) in determining the maximum benefits permissible under the Plan pursuant to Section 4.04 hereof or (iii) in determining the Top Heavy Ratio in Section 13.02(j) hereof.

3.03     COVERAGE AND DISCRIMINATION REQUIREMENTS.

         Salary deferral contributions for any Plan Year after December 31, 1986 shall satisfy one (1) of the following tests:

         (a) the average deferral percentage for the Highly Compensated Employees who are eligible to participate in the Plan for the Plan Year shall not be more than the average deferral percentage of the Non-highly Compensated Employees who are eligible to participate in the Plan for the Plan Year multiplied by one and twenty-five hundredths (1.25); or

         (b) the excess of the average deferral percentage for the Highly Compensated Employees who are eligible to participate in the Plan for the Plan Year over that of the Non-highly Compensated Employees who are eligible to participate in the Plan for the Plan Year shall not be more than two percent (2%), nor shall the average deferral percentage for such Highly Compensated Employees be more than that of such Non-highly Compensated Employees multiplied by two (2).

         For purposes of this Section, the term "average deferral percentage" for a group of Employees shall mean the average of the percentages, calculated separately for each Employee in the group, of the amount of salary deferral contributions and, if applicable, Qualified Matching Contributions, made on behalf of the Employee for a Plan Year, to the amount of the Employee's Compensation for such Plan Year (the "deferral percentage"). However, for purposes of determining the deferral percentage of a Participant who is a five percent (5%) owner of the Employer or one of the top ten (10) highest paid Highly Compensated Employees, the amount of contributions and Compensation of such Participant shall include the contributions and Compensation of family members (as described in Code section 414(q)(6)(B)) to the extent required by





                                     3 - 5
         regulations. Family members who are required to be aggregated with respect to such Highly Compensated Employees shall be disregarded as separate Employees in determining the average deferral percentage both for eligible Employees who are Highly Compensated Employees and for eligible Employees who are Non-highly Compensated Employees.

         A salary deferral contribution shall be considered to have been made with respect to a Plan Year if it (i) is allocated to the account of a Participant as of any date within that Plan Year and (ii) relates to Compensation that either would have been received by the Participant in the Plan Year but for the Participant's election to defer under the arrangement, or is attributable to services performed by the Participant in the Plan Year and, but for the Participant's election to defer, would have been received by the Participant within two and one- half (2-1/2) months after the close of the Plan Year. A contribution shall be considered allocated as of any date within a Plan Year if the following conditions are met:

         (c) such allocation is not dependent upon participation in the Plan as of any date subsequent to the allocation date,

         (d) the Employer contributions in addition to those attributable to salary deferral contributions are actually made to the Plan no later than the end of the period described in Code section 404(a)(6) applicable to the taxable year with or within which the Plan Year ends, and

         (e) the Employer contributions attributable to salary deferrals are actually made to the Plan no later than the end of the twelve (12) month period immediately following the end of the Plan Year to which the contribution relates.

         Excess contributions shall mean, with respect to any Plan Year, the excess of:

         (f) The aggregate amount of contributions actually taken into account in computing the average deferral percentage of Highly Compensated Employees for such Plan Year as described above, over

         (g) The maximum amount of such contributions permitted by the average deferral percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of the average deferral percentages, beginning with the highest of such percentages).

         Provided, that the amount of any such excess contributions to be distributed pursuant to this Section 3.03 with respect to a Participant for a Plan Year shall be reduced by any salary deferral contributions in excess of the dollar limit specified in Section 3.02(a) hereof which are previously distributed to such Participant for his taxable year ending with or within such Plan Year. In addition, the amount of such excess contribution of a Highly Compensated Employee whose average deferral percentage is determined under the family aggregation rules, shall be allocated among the family members in proportion





                                     3 - 6
         to the salary deferral contributions of each family member that are combined to determine the combined average deferral percentage.

         Excess contributions shall, if required by law or regulations, be adjusted for any Income up to the date of distribution. The Income allocable to such excess contribution shall be equal to the sum of (i) the allocable Income for the Plan Year and (ii) the allocable Income for the period between the end of the Plan Year and the date of distribution. The Income allocable to excess contributions for such periods is determined in a manner analogous to the above allocation of Income to excess deferrals, but basing the allocation on excess contributions and the Income allocable to salary deferral contributions.

         If, for any Plan Year, salary deferral contributions are made with respect to the Highly Compensated Employees in excess of that permissible under subsections (a) and (b) of this Section 3.03, the Committee shall, before the end of the Plan Year following the Plan Year during which such excess contribution occurs, distribute the amount of such excess to the Participant on whose behalf the contribution was made.

         Any distributions made hereunder shall be made to Highly Compensated Employees on the basis of the respective portions of the excess contributions attributable to each of such Employees.

         The tests described in this Section and the corrective measures for insuring passage of such tests may be performed in any manner permitted under section 401(k) of the Code, the regulations thereunder and any other related rulings or pronouncements issued by the Secretary of the Treasury or the Internal Revenue Service.

3.04     DISCRIMINATION REQUIREMENTS FOR OTHER CONTRIBUTIONS.

         The Plan must satisfy the nondiscrimination requirements of section 401(m) of the Code and the regulations issued thereunder, which are incorporated herein by reference. The Plan shall satisfy such requirements if, with respect to any Plan Year, either of the following alternative conditions are met:

         (a) the average contribution percentage for eligible Highly Compensated Employees is not greater than the average contribution percentage for eligible Non-highly Compensated Employees, multiplied by one and twenty-five hundredths (1.25).

         (b) the excess of the average contribution percentage for eligible Highly Compensated Employees over that of eligible Non-highly Compensated Employees is not more than two percent (2%), nor is the average contribution percentage for such Highly Compensated Employees more than that of such Non-highly Compensated Employees, multiplied by two (2).

         "Eligible Employee" shall mean any Employee who is eligible to make voluntary after-tax contributions, or a salary deferral contribution (if the Employer takes such contributions into account in the calculation of the average contribution percentage). The





                                     3 - 7
         term "average contribution percentage" for a group of Employees shall mean the average of the ratios, calculated separately for each Employee in the group, of the amount of voluntary after-tax contributions and Employer matching contributions made on behalf of an Employee during the Plan Year to that Employee's Compensation for such Plan Year (the "contribution percentage"). Provided, that the Employer may elect to include salary deferral contributions and Qualified Matching Contributions to the extent such contributions are not included in the calculation of the tests specified in Section 3.03 hereof, in the calculation of an average contribution percentage. However, for purposes of determining the contribution percentage of a Participant who is a five percent (5%) owner of the Employer or one of the top ten (10) highest paid Highly Compensated Employees, the amount of voluntary after-tax contributions, Employer matching contributions and Compensation of such Participant shall include the voluntary after-tax contributions, Employer matching contributions and Compensation of family members (as described in Code section 414(q)(6)(B)). Family members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the contribution percentage both for eligible Employees who are Non-highly Compensated Employees and for eligible Employees who are Highly Compensated Employees.

         "Excess aggregate contributions", plus any Income allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such excess aggregate contributions were allocated for the preceding Plan Year. Excess aggregate contributions shall be allocated to Participants who are subject to the family member aggregation rules of section 414(q)(6) of the Code in proportion to the Employee matching contributions of each family member that are combined to determine the combined average contribution percentage. Excess aggregate contributions shall be treated as annual additions, as defined in Section 4.04, hereof.

         "Excess aggregate contributions" shall mean, with respect to any Plan Year, the excess of:

         (c) The aggregate contribution percentage amounts taken into account in computing the numerator of the contribution percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

         (d) The maximum contribution percentage amounts permitted by the average contribution percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their contribution percentages beginning with the highest of such percentages).

         Such determination shall be made after first determining excess elective deferrals pursuant to Section 3.02 and then determining excess contributions pursuant to Section 3.03 hereof.

         Excess aggregate contributions shall, if required by law or regulations, be adjusted for any Income up to the date of distribution. The Income allocable to excess aggregate contributions for such period is determined in a manner analogous to the above allocation of Income to excess deferrals, but basing the allocation on excess aggregate contributions





                                     3 - 8
         and the Income allocable to Employer matching contributions and Employee voluntary after-tax contributions.

         Forfeitures of excess aggregate contributions shall be applied to reduce Employer contributions.

         The tests described in this Section and the corrective measures for insuring passage of such tests may be performed in any manner permitted under section 401(m) of the Code, the regulations thereunder and any other related rulings or pronouncements issued by the Secretary of the Treasury or the Internal Revenue Service.

3.05     MULTIPLE USE OF ALTERNATIVE LIMITATION.

         Compliance with Section 3.03 and Section 3.04 shall not be achieved by the use of both the limitation in Section 3.03(b) and the limitation in Section 3.04(b) for the same Plan Year. The determination and correction of such a multiple use shall be governed by the rules set forth in section 401(m) of the Code and in regulations, rulings or other pronouncements interpreting such section, which are incorporated herein by reference; provided, however, that the multiple use shall be corrected through reduction of the average contribution percentage of all Highly Compensated Employees.

3.06     MEDIUM OF FINANCING THE PLAN.

         Investment of all contributions made in accordance with the Plan and provision for payment of benefits to Retired Participants and Beneficiaries shall be accomplished by a Trust, as it may be amended from time to time, which shall constitute a part of the Plan.





                                     3 - 9

                                   ARTICLE 4

                     ALLOCATIONS TO PARTICIPANTS' ACCOUNTS


4.01     ALLOCATION OF EMPLOYER CONTRIBUTIONS.

         Employer contributions shall be allocated as follows:

         (a) Employer Basic Contributions and Forfeitures. Any Employer basic contributions made pursuant to Section 3.01(a) hereof and Forfeitures becoming available during the Plan Year shall be allocated on the last Allocation Date of the Plan Year to
                 Part I of the Employer Account of each Participant entitled to share in such contributions and Forfeitures. Only those Participants who complete at least one thousand (1,000) Hours of Service during the Plan Year and who are in one of the following categories for the Plan Year shall be eligible to share in the allocation of Employer basic contributions and
                 Forfeitures:

                 (1) Participants who are employed on the last day of the Plan Year or whose employment terminated on the last day of the Plan Year; or

                 (2) Participants whose employment terminated during the Plan Year due to retirement at or after Normal Retirement Age, death or disability.

                 Employer basic contributions and Forfeitures for the Plan Year shall be allocated to Part I of each such Participant's Employer Account in the proportion that such Participant's number of units as of the Allocation Date bears to the total number of units for all such Participants as of the Allocation Date. For purposes of this allocation, one (1) unit shall be credited for each year of Vesting Service and one (1) unit will be credited for each full one hundred dollars ($100) of Compensation for the Plan Year.

         (b) Employer Matching Contributions. Employer matching contributions pursuant to Section 3.01(b) hereof shall be allocated to Part II of the respective Employer Accounts of Participants on whose behalf such contributions were made.

         (c) Qualified Matching Contributions. Qualified Matching Contributions pursuant to Section 3.01(c) hereof shall be allocated as of the last day of the Plan Year to Part III of the Employer Account of each Non- highly Compensated Employee who was credited with an Employer matching contribution for the Plan Year. Each Participant's share in such Qualified Matching Contributions shall be that amount which bears the same ratio to the total Qualified Matching Contributions as the Participant's salary deferral contributions for the Plan Year bears to the total salary





                                     4 - 1
                 deferral contributions for the Plan Year for all Non-highly Compensated Employees entitled to share in the allocation.

         (d)     Salary Deferrals.  Salary deferral contributions pursuant to
                 Section 3.02(a) hereof shall be allocated as of each Allocation Date to Part I of the Personal Account of each Participant on whose behalf such contributions were made.

         Participant contributions pursuant to Section 3.02 hereof shall be allocated to the respective Personal Accounts of Participants who contributed such amounts or on whose behalf such contributions were made.

4.02     ALLOCATION OF INCOME.

         As of each Allocation Date, Income received on investments held by the Trustee shall be allocated to each Participant's Employer Account and Personal Account.

         The Income of each investment fund of the Trust Fund for the period ending with such Allocation Date shall be determined as the change in the fair market value of that investment fund since the last Allocation Date, after eliminating the effect of all non-investment transactions.

         Income of each investment fund shall be allocated as of each such Allocation Date as provided hereunder. Income shall be allocated to each Participant's accounts in the ratio that the value of each such account as of the last Allocation Date bears to the total value of the Employer Accounts and Personal Accounts for all such persons as of the last Allocation Date. These account values shall not include any accounts forfeited or segregated, or amounts withdrawn since the last Allocation Date, but may include contributions (adjusted for timing) since the last Allocation Date.

         For purposes of this section only, the term "Participants" shall include Retired Participants, present and former Employees and Beneficiaries who have account balances, but who would not otherwise be considered to be Participants under the Plan.

         Should the Plan Administrator determine that the strict application of the foregoing allocation procedures will not result in an equitable and non-discriminatory allocation among the accounts of Participants, it may modify its procedures for the purpose of achieving an equitable and non-discriminatory allocation in accordance with the general concepts of the Plan and the provisions of this article.

4.03     ADJUSTMENT TO ACCOUNTS.

         As soon as practicable after each Allocation Date, the value of each Employer Account and each Personal Account shall be determined as follows:

         (a) Each Employer Account shall be equal to the value of such account as of the last Allocation Date, less any payment or Forfeiture from the account since the last





                                     4 - 2

                 Allocation Date to, or on behalf of, such Participant, plus the allocations of Employer contributions, Forfeitures and Income specified in this article and any other adjustments made to the Account since the last Allocation Date.

         (b) Each Personal Account shall be equal to the value of such account as of the last Allocation Date, plus any contributions made on behalf of the Participant to the Plan (including Participant salary deferral contributions) and less any withdrawals or payments to or on behalf of such Participant from such account since the last Allocation Date, plus the allocation of Income specified in this article and any other adjustments made to the Account since the last Allocation Date.

4.04     MAXIMUM ANNUAL ADDITIONS TO PARTICIPANTS' ACCOUNTS.

         The annual addition to any Participant's accounts for any Plan Year shall not exceed the lesser of (i) thirty thousand dollars ($30,000), or, if greater, one-fourth of the defined benefit dollar limitation set forth in section 415(b)(1) of the Code as in effect for the limitation year, and (ii) twenty-five percent (25%) of such Participant's total cash compensation for the Plan Year.

         For purposes of this section and of Article 13 hereof, the term "compensation" shall mean wages within the meaning of Code section 3401(a) and all other payments of compensation to an Employee by his Employer (in the course of the employer's trade or business) for which the Employer is required to furnish the Employee a written statement under Code sections 6041(d), 6051(a)(3), and 6052. Compensation shall be determined without regard to any rules under Code section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code section 3401(a)(2)).

         For any self-employed individual, "Compensation" will mean earned income.

         For limitation years beginning after December 31, 1991, for purposes of applying the limitations of this section, compensation for a limitation year is the compensation actually paid or made available during such limitation year.

         The term "annual addition" for a Participant means the sum of the following for the Plan Year:

         (a) contributions made by the Employer on behalf of the Participant (including salary deferral contributions made pursuant to Section 3.02(a) hereof); and

         (b) Forfeitures allocated to a Participant's Employer Account, if any;

         (c)     contributions made by the Participant, if any;

         (d) amounts allocated to an individual medical account which is part of a defined benefit plan, as described in Code section 415(l)(2); and





                                     4 - 3

         (e) amounts attributable to post-retirement medical benefits allocated to a separate account of a key employee under a welfare benefit fund as described in Code section 419A(d)(2).

         If a Participant is, or was, a participant at any time in both a qualified defined benefit pension plan and a qualified defined contribution plan ever maintained by the same employer, the sum of the defined benefit fraction and the defined contribution fraction in any limitation year may not exceed one (1).

         The term "defined benefit fraction" shall mean, for any Plan Year, a fraction the numerator of which is the projected annual benefit of the Participant under all qualified defined benefit pension plans maintained by the Employer (determined as of the close of the Plan
         Year), if any, and the denominator of which is the lesser of the following:

         (i) one and four tenths (1.4) multiplied by one hundred percent (100%) of the Participant's average total cash compensation for the three (3) consecutive limitation years in which he received the highest aggregate total cash compensation; and

         (ii) one and twenty-five hundredths (1.25) multiplied by ninety thousand dollars ($90,000) (or such greater amount as may be determined by the Secretary of the Treasury).

         The term "defined contribution fraction" shall mean, for any Plan Year, a fraction the numerator of which is the sum of the annual additions to the Participant's accounts under all qualified defined contribution plans maintained by the Employer (determined as of the close of the Plan Year) and the denominator of which is the sum of the lesser of the following amounts determined for such year and for each prior year of service with the Employer:

         (i)     1.25, multiplied by the dollar limitation in effect under Code section 415(c)(1)(A) for such year (determined without regard to Code section 415(c)(6)), or

         (ii) 1.4, multiplied by the amount which may be taken into account under Code section 415(c)(1)(B) (or Code section 415(c)(7), if applicable) with respect to such individual under such plan for such year.

         For purposes of determining annual additions, the limitation year shall be the Plan Year.

         All qualified defined benefit pension plans (whether or not terminated) of an employer shall be treated as one (1) qualified defined benefit pension plan for purposes of applying the limitations of section 415(b), (c) and (e) of the Code.

         All qualified defined contribution plans (whether or not terminated) of an employer shall be treated as one (1) qualified defined contribution plan for purposes of applying the limitations of section 415(b), (c) and (e) of the Code.





                                     4 - 4

         In the case of a group of employers which constitutes a Controlled Group, all such employers shall be considered a single employer for purposes of applying the limitations of section 415 of the Code.

         If as a result of the allocation of Forfeitures, a reasonable error in estimating the compensation of a Participant, a reasonable error in determining the amount of elective deferral contributions (within the meaning of Code section 402(g)(3)) that may be made with respect to any individual under the limits of Code section 415, or other facts and circumstances allowed by regulation, the annual additions limitation is exceeded in any Plan Year, the excess annual addition shall be charged against the Participant's accounts in the following order of priority by the amount required to insure compliance with this Section:

         (i)     voluntary after-tax contributions;

         (ii) salary deferral contributions which are not matchable salary deferrals pursuant to Section 3.01(b);

         (iii) matchable salary deferral contributions pursuant to Section 3.01(b) and Employer matching contributions, on a pro rata basis;

         (iv)    all other Employer contributions.

         The portion of such excess which consists of voluntary after-tax contributions and salary deferral contributions shall be returned to the Participant. The portion of such excess attributable to Employer contributions shall be treated as a Forfeiture for the Plan Year and shall be allocated to, and maintained as, a suspense account under the Plan to which Income is not allocated and which will be used to reduce Employer contributions along with other Plan Forfeitures as of the next date on which Employer contributions are allocated. In addition, no Employer or Employee contributions may be made to the Plan until any excess maintained in a suspense account is exhausted.

         Notwithstanding any provision of the Plan to the contrary, if, in any limitation year, the sum of the defined benefit fraction and the defined contribution fraction exceed one (1.0), then the rate of the annual addition for any Participant shall be automatically reduced to the level necessary to prevent the limitations of this section from being exceeded with respect to such Participant.

4.05     SEPARATION OF FORFEITURES AND ACCOUNTS BY EMPLOYER.

         All Employers which are members of a Controlled Group shall be considered a single Employer for purposes of allocating Employer contributions and Forfeitures. Employer contributions and Forfeitures for Employers which are not members of the Controlled Group shall be administered separately.





                                     4 - 5

         Provided, however, that a single Trust Fund may be used for the investment of the funds of the Plan.

4.06     FAIR MARKET VALUE.

         The Plan Administrator shall cause to be determined the fair market value of all assets held by the Trustee in the Trust hereunder as of each Allocation Date.

4.07     INTERIM ALLOCATIONS.

         The Plan Administrator may direct a special allocation date in order to avoid prejudice either to continuing Participants or terminating Participants. Such special allocation date shall be deemed equivalent to a regular Allocation Date, except that the allocations under
         Section 4.01 may be deferred until the next following regular Allocation Date. Interim allocations, if any, shall be made on a nondiscriminatory basis.

4.08     ELECTION OF INVESTMENT FUND.

         Each Participant shall elect to have his Participant contributions and Employer contributions invested in the available investment funds in any combination of whole percentages that totals one hundred percent (100%).

         All elections hereunder shall be effective for the entire amount of both his Participant contributions and Employer contributions. The form and manner of all elections under this section shall be prescribed by the Committee.

         Such investment funds shall remain a part of the Trust Fund, but shall be separately invested, with all investment income on such investments credited to the investment funds and all disbursements to, or on behalf of, the Participant changed thereto.

         A Participant may make, revise or revoke such election for the future investment of contributions made under this Plan provided for under this Section 4.08 as of the next Allocation Date, provided sufficient notice is provided to allow the modification to be made. Such election shall remain effective for all subsequent contributions allocated on behalf of the Participant to the investment funds until the election is effectively modified or revoked.

         The transfer of existing balances in the Accounts of Participants between investment funds shall be permitted once each allocation period on the Allocation Date, provided sufficient notice is provided to allow the transfer to be made.

4.09     UNITS ACCOUNTING FOR INVESTMENT FUND

         The Committee may choose to maintain accounting of one or more of the investment funds on a "units" basis, wherein the market value of the assets in the fund are represented by units. As of any date, the market value of a units fund will exactly equal the product of the number of units in the fund on that date and the value of each unit on





                                     4 - 6
         that date. Each Participant's Accounts with respect to such a fund will be maintained in units, and all additions to and subtractions from such Accounts will be in terms of units and will be based on the unit value as of the date of the transaction. Investment earnings of the fund shall be accounted for based on the market value of the fund units, and the provisions of the Plan regarding the allocation of investment earnings shall not apply to a fund being maintained on a units basis. The provisions of this Section shall automatically supersede any conflicting provisions in the Plan.





                                     4 - 7

                                   ARTICLE 5

                        IN-SERVICE WITHDRAWALS AND LOANS

5.01     WITHDRAWALS FROM PARTICIPANTS' EMPLOYER ACCOUNTS.

         In-service withdrawals from a Participant's Employer Account are not permitted.

5.02     WITHDRAWALS FROM PART I OF PARTICIPANTS' PERSONAL ACCOUNTS.

         While a Participant or a former Participant is in the Service of the Employer, he may apply to the Plan Administrator to withdraw all or a part of the amount attributed to Part I of his Personal Account. Such a request shall be granted only if the Participant has demonstrated an immediate and heavy financial need arising from a hardship situation or has attained fifty nine and one half (59-1/2) years of age. The Committee shall determine whether an emergency financial hardship has been proven by the Participant in accordance with regulations issued by the Secretary of the Treasury pursuant to section 401(k) of the Code and the Secretary of the U.S. Department of Labor pursuant to ERISA section 408. A maximum of one (1) withdrawal under this Section
         5.02 may be made in each half of the calendar year.

         The determination of whether a Participant or a former Participant has an immediate and heavy financial need and no other resources available to satisfy such need shall be made in accordance with the following conditions.

         (a) Financial Need Test. The immediate and heavy financial needs for which a hardship withdrawal may be granted shall be limited to the following:

                 (1) Expenses for medical care described in Code section 213(d) previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code section 152) or necessary for these persons to obtain medical care described in Code section 213(d);

                 (2) Costs directly related to the purchase of a principal residence for the Participant (excluding mortgage payments);

                 (3) Payment of tuition and related education fees for the next twelve (12) months of post-secondary education for the Participant, or the Participant's spouse, children, or dependents (as defined in Code section
                          152);

                 (4) Payments necessary to prevent the eviction of the Participant from the Participant's principal residence or foreclosure on the mortgage on that residence; or





                                     5 - 1

                 (5) Other expenses which the Commissioner of the Internal Revenue Service indicates will be deemed to be made on account of such need.

                 The amount of any hardship withdrawal granted pursuant to this
                 Section 5.02(a) shall be limited to the lesser of:

                 o the actual amount of the salary deferral contributions made on behalf of the Participant or former Participant, without regard to Income allocable thereto, less the amount of salary deferral contributions previously withdrawn; and

                 o the amount required to relieve the financial need plus amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the hardship distribution.

         (b) Resources Test. To qualify for a hardship withdrawal pursuant to Section 5.02(a), the Participant or former Participant must certify that the financial need giving rise to the hardship cannot be met from other resources that are reasonably available to the participant, such as:

                 (1)      insurance reimbursement;

                 (2) liquidation of assets, including those of the spouse and minor children of the Participant;

                 (3)      cessation of contributions to the Plan;

                 (4)      other plan distributions or commercial loans.

5.03     WITHDRAWALS FROM PART II OF PARTICIPANT'S PERSONAL ACCOUNTS.

         In-service withdrawals from Part II of a Participant's Personal Account are not permitted.

5.04     WITHDRAWALS FROM PART III OF PARTICIPANT'S PERSONAL ACCOUNTS.

         In-service withdrawals from Part III of a Participant's Personal Account may be made at any time, at the election of the Participant.
         A maximum of one (1) withdrawal under this Section 5.04 may be made in each half of the calendar year.

5.05     WITHDRAWALS FROM PART IV OF PARTICIPANT'S PERSONAL ACCOUNTS.

         In-service withdrawals from Part IV of a Participant's Personal Account are not permitted.

5.06     LOANS TO PARTICIPANTS.

         Loans to Participants will not be permitted from the Plan.





                                     5 - 2

                                   ARTICLE 6

                           GENERAL BENEFIT PROVISIONS


6.01     FORM OF BENEFIT PAYMENT.

         (a) In General. The normal form of payment shall be a single lump sum, except that payment of a benefit attributable to a transfer of assets from an Annuity Transfer Plan shall be made in conformance with Section 6.01(b). In lieu of this normal form of payment, a Participant may elect to have his benefit paid in accordance with one or more of the following optional forms of payments, subject to Sections 6.01(b) or (c), if applicable.

                 (1)      Paid in a single sum; or

                 (2) Paid in installments as nearly equal as practicable for a period not to exceed the Participant's life expectancy or the life expectancy of the Participant and his Beneficiary. The Retired Participant or, if the Retired Participant is deceased, the Beneficiary may nevertheless, as of any subsequent date, elect to have the balance then remaining paid in a single sum; or

                 (3) Applied to the purchase of a nontransferable, immediate life annuity contract. Such annuity may not be in any form that will provide for payments over a period extending beyond the period described in Section 6.03(c) hereof.

                 Such election must be in writing, in such form as the Committee shall uniformly and nondiscriminatorily require, and may be submitted at any time during the ninety (90) day period preceding the first day of the first period for which an amount is paid as a benefit and following the date which the Participant is provided with information concerning the optional forms of benefit and the Participant's right, if any, to defer payment of his benefit. Such notice shall be provided at least thirty (30) and no more than ninety (90) days before the first day of the period described in the preceding sentence. If a distribution is one to which sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than thirty (30) days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

                          (i) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                          (ii) the Participant, after receiving the notice, affirmatively elects a distribution.





                                     6 - 1

                 If the Retired Participant does not elect an option, such benefits shall be paid or applied in accordance with the option described in (a) above.

         (b) Annuity Benefit Payment Provisions. Any annuity contract purchased for a Participant pursuant to an election of the payment form provided in Section 6.01(a)(3) or pursuant to the requirement of Code section 401(a)(11)(B)(iii) that the Plan purchase the annuity contract because of a transfer from an Annuity Transfer Plan with respect to the Participant, shall be in the form of a Qualified Joint and Survivor Annuity to the Participant and his Spouse, or if the Participant does not have a Spouse, in the form of an annuity for the life of the Participant. However, payment may be made in an alternate form or to an alternate joint annuitant, if a qualified election to waive payment in the above- described form and manner is made in conformance with subsection (1) below, following receipt of the notice described in (2) below:

                 (1) Qualified Election. An election shall be a qualified election, effective to waive payment in the Qualified Joint and Survivor Annuity form or the straight life annuity form, if applicable, only if:

                          (i) the Participant's Spouse consents in writing to the election;

                          (ii)    the election designates a specific
                                  Beneficiary, including any class of
                                  Beneficiaries or any contingent
                                  Beneficiaries, which may not be changed
                                  without spousal consent (or the Spouse
                                  expressly permits designations by the
                                  Participant without any further spousal
                                  consent);

                          (iii) the election designates a form of benefit payment which may not be changed without spousal consent (or the Spouse expressly permits designations by the Participant without any further spousal consent);

                          (iv) the Spouse's consent acknowledges the effect of the election; and

                          (v) the Spouse's consent is witnessed by the Committee, its representative, or by a notary public.

                          If it is established to the satisfaction of the Committee, or its representative that there is no Spouse or that the Spouse cannot be located, a waiver will be deemed a qualified election. Any consent by a Spouse obtained under this provision (or establishment that the consent of a Spouse may not be obtained) shall be effective only with respect to such Spouse. A consent that permits designations by the Participant without any requirement of further consent by such Spouse must acknowledge that the Spouse has the right to limit consent to a specific joint annuitant, and a specific form of benefit where applicable, and that the Spouse voluntarily elects to relinquish either or both of such rights. A revocation of a prior waiver may be made by a participant without the consent of the Spouse at any time before the Annuity Starting Date. The number of revocations shall not





                                     6 - 2
                          be limited. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in paragraph (2) below.

                          Notwithstanding the above, if the Participant has not been credited with at least one (1) Hour of Service on or after August 23, 1984, then any waiver by the Participant will be deemed to be a qualified election, and consent by the Participant's Spouse is not required.

                 (2) Notice of Qualified Joint and Survivor Annuity. At least thirty (30) and no more than ninety (90) days prior to the Annuity Starting Date, the Committee shall provide each affected Participant a notice in the form of a written explanation concerning the Qualified Joint and Survivor Annuity containing:

                          (i) the terms and conditions of a Qualified Joint and Survivor Annuity;

                          (ii) the Participant's right to make, and the effect of, an election to waive the Qualified Joint and Survivor Annuity form of benefit;

                          (iii)   the rights of the Participant's Spouse and;

                          (iv) the right to make, and the effect of, a revocation of a previous election to waive a Qualified Joint and Survivor Annuity.

         (c) Rollovers. Notwithstanding anything expressed or implied to the contrary above, Part III of a Participant's Personal Account shall be distributed to him in a single sum unless the Participant shall elect an alternate form of payment under
                 Section 6.01(a). In no event shall payment of such amount be required to be made in a Qualified Joint and Survivor Annuity form or in a straight life annuity form.

6.02     GENERAL COMMENCEMENT OF BENEFITS RULE.

         Notwithstanding any other provisions of the Plan, but in addition to such provisions (as applicable), unless the Participant elects otherwise in writing, distribution of benefits shall begin no later than the sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occurs:

         (a)     the date the Participant attains sixty-five (65) years of age;

         (b)     the date which is the tenth (10th) anniversary of the first
                 (1st) day of the Plan Year in which the Participant commenced participation in the Plan; or

         (c)     the date the Participant terminates Service with the Employer.

         If a Participant is still in Service at his attainment of age seventy and one-half (70-1/2), then his entire Accounts shall then be paid or applied on his behalf in accordance with the provisions of Section
         6.01 hereof, except that installment payments under Section 6.01(a)(2) shall not be available.





                                     6 - 3

         If the amount of the payment required to commence on the date determined under this section cannot be ascertained by such date, or if it is not possible to make such payment on such date because the Committee has been unable to locate the Participant after making reasonable efforts to do so, then a payment retroactive to such date may be made no later than sixty (60) days after the earliest date on which the amount can be ascertained under the Plan or the date on which the Participant is located (whichever is applicable).

6.03     SPECIAL COMMENCEMENT AND DISTRIBUTION OF BENEFITS RULES.

         (a)     General Rules.

                 (1) The requirements of this section shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this Plan.

                 (2) All distributions required under this section shall be determined and made in accordance with the proposed regulations under section 401(a)(9) of the Code, including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the proposed regulations.

         (b) Required Beginning Date. The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's required beginning date. The consent of the Participant or of the Participant's Spouse or Beneficiary shall not be required to make a distribution required under this section.

                 "Required beginning date" shall mean the first day of April of the calendar year following the calendar year in which the Participant attains age seventy and one-half (70-1/2) subject, however, to the following transition rules.

                 (1) Transitional rules. The required beginning date of a Participant who attains age seventy and one-half (70-1/2) before January 1, 1988, shall be determined in accordance with (i) and (ii) below:

                          (i) Non-five-percent (5%) owners. The required beginning date of a Participant who is not a "five-percent (5%) owner" (as defined in (2) below) is the first day of April of the calendar year following the calendar year in which the later of retirement and attainment of age seventy and one-half (70-1/2) occurs.


                          (ii) Five-percent (5%) owners. The required beginning date of a Participant who is a five- percent (5%) owner during any year beginning after December 31, 1979, is the first day of April following the later of:


                                  (A)      the calendar year in which the
                                           Participant attains age seventy and
                                           one-half (70-1/2), and





                                     6 - 4

                                  (B)      the earlier of the calendar year
                                           with or within which ends the Plan
                                           Year in which the Participant
                                           becomes a five-percent (5%) owner,
                                           and the calendar year in which the
                                           Participant retires.

                                  The required beginning date of a Participant who is not a five-percent (5%) owner who attains age seventy and one-half (70-1/2) during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.

                 (2) Five-percent (5%) owner. A Participant is treated as a five-percent (5%) owner for purposes of this subsection (b) if such Participant is a five-percent (5%) owner as defined in section 416(i) of the Code (determined in accordance with section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year ending with or within the calendar year in which such owner attains age sixty-six and one-half (66-1/2) or any subsequent Plan Year.

                 (3) Once distributions have begun to a five-percent (5%) owner under this section, those distributions must continue even if the Participant ceases to be a five-percent (5%) owner in a subsequent year.

         (c) Duration of Benefits. Benefits to a Participant shall be distributed, beginning not later than the required beginning date set forth in subsection (b) in accordance with regulations, for a period not exceeding the life of such Participant or, if applicable, the joint lives of such Participant and his Beneficiary, or over the life expectancy of such Participant or, if applicable, the joint life expectancies of the Participant and his Beneficiary. For purposes of this section, "life expectancy" shall mean the life expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant's (or designated Beneficiary's) birthday in the applicable calendar year, reduced by one (1) for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated such succeeding calendar year. If annuity payments commence before the required beginning date, the applicable calendar year is the year such payments commence. Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of section 1.72-9 of the Treasury Regulations.

         (d) Minimum Amount to be Distributed Each Year. If the Participant's interest is to be distributed in other than a single sum, the following distribution rules shall apply on or after the required beginning date.

                 (1) The amount to be distributed each year, beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (i) the applicable life expectancy as described in Section 6.04(c) or (ii) if the Participant's Spouse is not the designated





                                     6 - 5

                          Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of section 1.401(a)(9)-2 of the proposed regulations.

                 (2) The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the employee's required beginning date occurs, must be made on or before December 31 of that distribution calendar year.

                 (3) Distribution calendar year. For purposes of this section, the term "distribution calendar year" means a calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to section 6.04(e) below.

         (e)     Death distribution provisions.

                 (1) Distribution Beginning Before Death. If the Participant dies after distribution of his or her interest has begun, the remaining portion of such interest will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death.

                 (2) Distribution Beginning After Death. If the Participant dies before distribution of his or her interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distributions in accordance with (i) or (ii) below:

                          (i) if any portion of the Participant's interest is payable to a designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

                          (ii)    if the designated Beneficiary is the
                                  Participant's surviving spouse, the date distributions are required to begin in accordance with (i) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the Participant died and (2) December 31 of the calendar year in which the Participant would have attained age 70 1/2.

                          If the Participant has not made an election pursuant to this subsection (e)(2) by the time of his or her death, the Participant's designated Beneficiary must elect the





                                     6 - 6
                          method of distribution no later than the earlier of
                          (1) December 31 of the calendar year in which distributions would be required to begin under this section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

                 (3) For purposes of subsection (e)(2) above, if the surviving Spouse dies after the Participant, but before payments to such Spouse begin, the provisions of subsection (e)(2), with the exception of paragraph
                          (ii) therein, shall be applied as if the surviving Spouse were the Participant.

                 (4) For the purposes of this subsection (e), distributions of a Participant's interest is considered to begin on the Participant's required beginning date (or, if subsection (e)(3) above is applicable, the date distribution is required to begin to the surviving Spouse pursuant to subsection
                          (e)(2) above). If distribution in the form of an annuity irrevocably commences to the Participant before the required beginning date, the date distribution is considered to begin is the date distribution actually commences.

6.04     LIMITATIONS ON DISTRIBUTION OF SALARY DEFERRALS.

         Except as otherwise provided in this section, amounts attributable to elective salary deferrals pursuant to Section 3.02(a) hereof shall not be distributed earlier than upon the occurrence of one of the following events:

         (a) the employee's retirement, death, Disability or termination of Service;

         (b)     attainment of age fifty-nine and one-half (59-1/2);

         (c) the termination of the Plan without the establishment of a successor plan;

         (d) the date of the sale or other disposition by the Employer of substantially all of the assets used by such corporation in a trade or business of the Employer with respect to an Employee who continues employment with the corporation acquiring such assets;

         (e) with regard to an Employee who continues employment with such subsidiary, the date of the sale or other disposition by the Employer of such corporation's interest in a subsidiary;

         (f) with regard to distributions of elective salary deferrals only, the Participant's or former Participant's hardship, as defined in Section 5.02 hereof.

         This Section 6.04 shall be interpreted in accordance with section 1.401(k)-1(d) of the Treasury Regulations.





                                     6 - 7

6.05     SINGLE SUM DISTRIBUTION OF SMALL BENEFITS.

         In the event that a Retired Participant or Beneficiary shall become entitled to receive any benefit under the Plan, and the value of the nonforfeitable benefit is not greater than (or at the time of any prior distribution was not greater than) three thousand five hundred dollars ($3,500), the benefit shall be paid to such person in a single sum after such Participant incurs a Break in Service but before the end of the second Plan Year following the Plan Year during which the Participant ceases to participate in the Plan. Provided, however, that for distributions made on or after January 1, 1993, the foregoing shall be subject to the provisions of Section 6.06 hereof regarding direct rollover of eligible rollover distributions as provided therein.

         Payment under this section shall be in lieu of the form of benefit otherwise payable under any provision of this Plan.

6.06     DIRECT ROLLOVER OF ELIGIBLE ROLLOVER DISTRIBUTIONS.

         (a)     Application:

                 This Section applies to distributions made on or after January 1, 1993. Notwith-standing any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover. Provided, however, that direct rollovers are not permitted for amounts under two hundred dollars ($200).

         (b)     Definitions:

                 (1) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                 (2) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of





                                     6 - 8
                          an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                 (3) Distributee: A distributee includes an Employee or former employee. In addition, the Employee's or former employee's surviving spouse and the Employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                 (4) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

6.07     PURCHASE OF ANNUITIES.

         If benefits under the Plan are to be paid in the form of an annuity, then the Trustee shall purchase such annuity contracts from a life insurance company licensed to do business in the state in which the Sponsor maintains offices, utilizing for such purchase the entire amount in the Accounts of the Participant as of the date of the purchase. Any annuity contract which is purchased hereunder to provide benefits otherwise payable under the Plan, and which is distributed to a former Participant or Beneficiary, shall be endorsed as "nontransferable."





                                     6 - 9

                                   ARTICLE 7

                   RETIREMENT, DEATH AND DISABILITY BENEFITS


7.01     BENEFITS UPON RETIREMENT.

         Upon attainment of Normal Retirement Age, a Participant shall be one hundred percent (100%) vested in his Accounts. Upon retirement following attainment of his Normal Retirement Age or after having satisfied the conditions for and taken early retirement under the Trustmark National Bank Pension Plan, a Participant shall receive as the value of his retirement benefit hereunder the amounts in his Accounts determined on the Allocation Date coincident with or immediately preceding his retirement, increased by any Employer and Participant contributions allocated after such Allocation Date, reduced by any payments and withdrawals made from such accounts since such Allocation Date and adjusted for any Income allocated or other adjustments made after such Allocation Date.

7.02     DEATH BENEFITS.

         In the event of the death of a Participant or Retired Participant (other than a Retired Participant receiving benefits pursuant to Section 6.01 hereof) prior to complete distribution of his Accounts, the amount of the death benefit on his behalf shall be one hundred percent (100%) of both his Employer Account and Personal Account, determined on the Allocation Date immediately preceding the date of the distribution, adjusted to reflect any Employer or Participant contributions or trustee to trustee transfers allocated after such Allocation Date, and any payments or withdrawals made from such accounts since such preceding Allocation Date. Notwithstanding the foregoing, however, the Employer Account for a Retired Participant whose participation in the Plan terminated before the date of his death and during the Plan Year coincident with the date of his death shall be determined by applying the vested percentage described in
         Section 8.01 hereof unless the Participant had reached his Normal Retirement Date.

7.03     PAYMENT OF DEATH BENEFITS.

         (a) In General. Except as required in Section 7.03(b) below, the benefit payable under Section 7.02 shall be paid in a single sum. In lieu thereof, a Participant may elect to have such benefit paid in any of the optional forms set forth in Section 6.01(a). Provided, however, that any elected optional form of payment shall comply with the form of payment limitations set forth in Section 6.03 hereof. Such election must be in writing, in such form as the Committee shall uniformly and nondiscriminatorily require and may be submitted at any time, beginning on the date the Participant enters the Plan and ending on the date of his death. Payment of the death benefit shall be made to the Participant's surviving Spouse or to his otherwise designated Beneficiary





                                     7 - 1

                 (if the Participant is not survived by a Spouse or if his Spouse has consented to designation of an alternate Beneficiary in conformance with Section 7.04).

         (b) Annuity Benefit Payment Provisions. Notwithstanding Section 7.03(a) above, the benefit payable under Section 7.02 will be paid as an annuity for the life of the surviving Spouse of the Participant if the Participant died before his Annuity Starting Date and either:

                 (1) the Participant elected prior to his death that any benefits payable to him under the Plan would be paid in the form provided in Section 6.01(a)(3) and the Participant is survived by a Spouse who has not waived payment in such form and has not consented to the designation of an alternate Beneficiary in conformance with Section 7.04 as of the date of the Participant's death; or

                 (2) part or all of the benefit to be distributed to the Participant under this Plan is attributable to a transfer to this Plan from an Annuity Transfer Plan and the Participant is survived by a Spouse who has not waived payment in the annuity form and has not consented to designation of an alternate Beneficiary in conformance with Section 7.04 prior to the Participant's death.

                 Notwithstanding the above, the Spouse may elect to receive this death benefit in an optional form of benefit payment pursuant to subsection (a) hereof as if the Spouse were the Participant pursuant to a qualified election at any time prior to ninety (90) days before payment of the death benefit actually commences.

         (c) Qualified Election. Only a qualified election hereunder by the Participant shall be effective to waive the form of payment, or the payment to the Spouse, of the death benefit provided under Section 7.03(b) of the Plan. Such waiver under a qualified election shall be in writing at any time after the Participant elected the annuity form of payment (if applicable) and before the Participant's death, and shall be consented to by his Spouse during such period. Any such Spouse's consent to a waiver shall be witnessed by the Committee, or its representative, or by a notary public and, if an alternate Beneficiary other than a Spouse is to be named, shall provide a specifically named alternate Beneficiary. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Committee that such written consent cannot be obtained because there is not such a Spouse, or that such Spouse cannot be located, then consent to a waiver shall be deemed to have, in fact, been made, and such deemed consent to a spousal waiver shall be considered as a qualified election. Any consent necessary under this subsection shall be valid only with respect to the Spouse who signs the consent, or in the case of a deemed qualified election, the relevant Spouse, and shall not be valid with respect to any other Spouse. Additionally, a revocation of a prior waiver may be made by a Participant in writing delivered to the Committee without the consent of any such Spouse at any time before the commencement of benefits. The number of such revocations shall not be limited.





                                     7 - 2

                 However, any subsequent waiver or change of alternate Beneficiary in a prior spousal consent shall require a new spousal consent.

                 Notwithstanding the above, if the Participant has not been credited with at least one (1) Hour of Service on or after August 23, 1984, then any waiver by the Participant will be deemed to be a qualified election, and consent by the Participant's Spouse is not required.

         (d) Notice of Spouse's Survivor Annuity. The Committee shall provide each Participant whose Spouse may receive a survivor annuity pursuant to Section 7.03(b), a written explanation of the survivor annuity described in Section 7.03(b) hereof in such terms and in such manner as is comparable to the explanation provided pursuant to Section 6.01(b)(2) with respect to the Qualified Joint and Survivor Annuity notice. The Committee shall provide such Participant with a written explanation of the survivor annuity within a reasonable period ending after Section 7.03(b) first applies to the Participant.

         (e) Time of Payment. Subject to the time limitations set forth in Sections 6.02 and 6.03 hereof, the death benefit commencement date shall be no later than as soon as practicable after the end of the Plan Year in which the death of the Participant occurs.

         (f) Discharge of Liability. Payment of the death benefit to the Beneficiary of the deceased Participant shall fully discharge the Trustee, the Committee and the Employer, and each of them, from any and all liability hereunder as to such deceased Participant. The Trustee, the Committee and the Employer, and each of them, shall not be responsible for the ultimate disposition of such benefit in accordance with any will or other testamentary disposition made by such Participant, or in accordance with the intestacy provisions of any law.

7.04     DESIGNATION OF BENEFICIARY.

         Subject to the rights of a surviving Spouse described herein, each Participant or Retired Participant shall have the right to designate the Beneficiary to receive the death benefit on his behalf, and to revoke any such designation. Each such designation, or revocation thereof, shall be evidenced by a written instrument filed with the Committee and signed by the Participant or Retired Participant.
         Unless the conditions which follow for the designation of a Beneficiary other than the Spouse are satisfied, the Beneficiary of a Participant or Retired Participant shall be the surviving Spouse, if any, whether or not so designated in the written instrument filed with the Committee and even if no such instrument is filed. Designation of a Beneficiary other than the Spouse shall be valid only if either:

         (a) the Spouse consents in writing to such designation, acknowledging the effect thereof, witnessed by a notary public or Plan representative;





                                     7 - 3

         (b) the Retired Participant or Participant, although married at the time of the designation, is ultimately not survived by his Spouse; or

         (c)     the surviving Spouse cannot be located.

         Such spousal consent obtained pursuant to (a) shall be irrevocable. If the Participant or Retired Participant is survived by a Spouse other than the Spouse who consented to designation of another as Beneficiary, the consent of the former Spouse shall be ineffective.

         If no designation of Beneficiary is on file with the Plan Administrator at the time of the death of a Participant or Retired Participant, or if such designation is not effective for any reason, and if there is no surviving Spouse, the death benefit shall be payable to the estate of the Participant or Retired Participant (which shall be conclusively deemed to be the Beneficiary designated to receive such death benefit).

7.05     DISABILITY BENEFITS.

         In the event the Committee determines that a Participant incurs Disability while still an Employee, such Participant shall be entitled to one hundred percent (100%) of both his Employer Account and Personal Account, determined on the Allocation Date coincident with or immediately preceding the date of his Disability, increased by any Employer and Participant contributions allocated after such Allocation Date, reduced by any payments and withdrawals made from his accounts since such preceding Allocation Date and adjusted for any Income allocated or other adjustments made after such Allocation Date.

         Subject to the provisions hereof concerning the death of a former Participant prior to the commencement of benefits hereunder, any amounts due a disabled Participant pursuant to this article from his accounts shall be paid or applied for his benefit in accordance with the provisions described in Section 6.01 hereof for the payment of retirement benefits; provided, however, that upon the Participant's election the commencement date shall be any date after his Disability occurred and before the earliest date he could retire under the Plan. With respect to a Participant who has a Spouse, such early commencement of disability benefits attributable to amounts transferred from an Annuity Transfer Plan may be made only upon his Spouse's consent pursuant to a qualified election within the meaning of Sections 6.01(b)(1) and 7.03(c) hereof. Notwithstanding the above, if the Participant has not been credited with at least one (1) Hour of Service on or after August 23, 1984, then any waiver by the Participant will be deemed to be a qualified election, and consent by the Participant's Spouse is not required.

         In the event of the death of the Participant subsequent to the date his Disability occurred and prior to the commencement of his disability benefits hereunder, the amount payable on behalf of such Participant shall be paid as a death benefit as provided otherwise in this article.





                                     7 - 4

                                   ARTICLE 8

                              TERMINATION BENEFITS


8.01     BENEFITS UPON TERMINATION OF SERVICE.

         A Participant whose Service terminates for reasons other than retirement on or after his Normal Retirement Date, death or Disability shall be entitled to a vested percentage, determined at the date his Service terminates, of Parts I and II of his Employer Account, and one hundred percent (100%) of Part III of his Employer Account and his Personal Account. Such accounts will be determined as of the Allocation Date coincident with or immediately preceding the date the Participant's Service terminates, increased by any Employer and Participant contributions allocated to such accounts after such Allocation Date, reduced by any payments and withdrawals from the accounts since such preceding Allocation Date and adjusted for any Income allocated or other adjustments made after such Allocation Date.

         The vested percentage of Parts I and II of a Participant's Employer Account shall be determined from the following schedule:


                     YEARS OF                           Vested
                 Vesting Service                      Percentage
                 ---------------                      ----------
                   Less than 5                             0%
                    5 or more                            100%



         Provided, however, that the vested percentage shall be one hundred percent (100%) for a Participant on and after his Normal Retirement Age.

8.02     FORFEITURES.

         The portion of an Employer Account to which a former Participant is not entitled, as provided in Section 8.01 hereof, shall be a Forfeiture as of the last day of the Plan Year in which occurs the earlier of the following dates:

         (a) the date the former Participant is paid the entire vested amount of his Accounts, and

         (b) the date the former Participant incurs five (5) consecutive Breaks in Service.

         For purposes of this Section, if the value of an Employee's vested account balance is zero, the former Participant shall be deemed to have received a distribution of such vested account balance and the Employer Account shall be treated as a Forfeiture as of the date such Employee incurs a Break in Service.





                                     8 - 1

         If a former Participant receives or is deemed to have received a distribution from his Employer Account due to termination of participation in the Plan, no later than the close of the second Plan Year following the Plan Year during which he ceases to be a Participant, which distribution is:

         (c) equal to his vested Employer Account, but less than one hundred percent (100%) of such account, and

         (d) in an amount not exceeding thirty-five hundred dollars ($3,500) or, if greater, which the Participant elected to receive,

         and he subsequently resumes Service before he incurs five (5) consecutive Breaks in Service, he may repay such distribution to the Plan. Such repayment must be made before the earlier of the date the Participant incurs five (5) consecutive Breaks in Service and the fifth anniversary of the date of the Participant's resumption of Service following the Break in Service. In the event of such repayment, the amount of the Participant's Employer Account at the date of the distribution shall be reestablished.

         If a benefit cannot be paid to a Retired Participant or his Beneficiary because he cannot be found, such benefit (subject to overruling law) shall be treated as a Forfeiture but, if treated as a Forfeiture, shall be reinstated if a claim is made by that Participant or his Beneficiary. Such reinstatement shall be made from then available Forfeitures arising from the Accounts of other Retired Participants. If the amount of available Forfeitures is insufficient for such reinstatement, then the Employer shall contribute an amount to complete the reinstatement.

         Any Forfeitures remaining after the reinstatements described above shall be allocated to Part I of the Employer Accounts of other Participants in accordance with the provisions of Section 4.01(a) hereof.

8.03     PAYMENT OF BENEFITS UPON TERMINATION OF SERVICE.

         Subject to the provisions hereof concerning the death of a former Participant prior to the complete distribution of benefits hereunder, any amounts due the Participant pursuant to this article from his Accounts shall be paid or applied for his benefit at his Normal Retirement Date in accordance with Section 6.01 hereof. Notwithstanding the above, such former Participant may elect an earlier commencement date, except that payment from the former Participant's Employer Account may not occur until said former Participant has incurred a Break in Service. With respect to a participant who has a Spouse, such early commencement of benefits attributable to amounts transferred from an Annuity Transfer Plan may be made only upon his Spouse's consent pursuant to a qualified election within the meaning of Sections 6.01(b)(1) and 7.03(c) hereof. Notwithstanding the above, if the Participant has not been credited with at least one (1) Hour of Service on or after August 23, 1984, then any waiver by the Participant will be deemed to be a qualified election, and consent by the Participant's Spouse is not required.





                                     8 - 2

         In the event of the death of the Participant subsequent to the date his Service terminates and prior to the commencement of his benefits, the amount payable under this article on behalf of such Participant shall be paid as provided in Article 7 hereof.

         In the event of the Disability of the Participant, and certification thereof by the Committee to the Trustee, subsequent to the date his Service terminates and prior to the commencement of his benefits, the amount payable under this article to such Participant shall be paid as provided in Article 7 hereof.

8.04     SPECIAL VESTING DUE TO RE-EMPLOYMENT.

         If a distribution is made from a Retired Participant's Employer Account at a time when the Retired Participant has a vested percentage of less than one hundred percent (100%) of such Employer Account, and the Retired Participant resumes Service before the non-vested portion of such Employer Account becomes a Forfeiture, then the portion of the Participant's Employer Account which he did not receive as a distribution shall be established on his behalf as a "separate account." At any later relevant time, the amount to which the Participant shall be entitled from the "separate account" shall be computed according to the following formula:

                  X  =  P  x  (AB  +  (R  x  D))  -  (R  x  D)

         For purposes of solving this equation, "X" is the amount to which the Participant is entitled, "P" is his vested percentage at the relevant time, "AB" is his Account balance at the relevant time, "R" is the ratio of his Account balance at the relevant time to his Account balance immediately after the distribution, and "D" is the amount of the distribution. Provided, however, that a separate account is not required to be established so long as Account balances are maintained under a method that has the same effect as the method described above.





                                     8 - 3

                                   ARTICLE 9


                              PLAN ADMINISTRATION


9.01     PLAN ADMINISTRATOR AND APPOINTMENT OF COMMITTEE.

         The Sponsor shall be the Plan Administrator of the Plan. The Board of Directors of the Sponsor may appoint a Committee consisting of not less than three (3) and not more than nine (9) persons to assist the Plan Administrator and to carry out the day to day administrative functions of the Plan as the Plan Administrator may delegate to the Committee.

         Members of the Committee shall serve without compensation, but the reasonable expenses of the Committee in discharging its responsibilities shall be borne by the Sponsor.

         The Sponsor will notify the Trustee in writing of the names of the members of the Committee and of any changes in Committee membership that may transpire from time to time.

9.02     POWERS AND DUTIES OF THE PLAN ADMINISTRATOR.

         The Plan Administrator shall administer and supervise the operation of the Plan in accordance with the terms and provisions of the Plan.

         The Plan Administrator shall have all power and authority (including discretion with respect to the exercise of that power and authority) necessary, properly advisable, desirable or convenient for the performance of its duties, which duties shall include, but not be limited to, the following:

         (a)     to construe the Plan in good faith;

         (b) to determine eligibility of Employees for participation in the Plan, and to notify Employees of their eligibility and the requirements for such participation;

         (c) to determine and certify eligibility for benefits under the Plan, and to direct the Trustee concerning the amount, manner and time of the payment of such benefits and any annuity contracts to be purchased on behalf of Participants, Retired Participants and Beneficiaries;

         (d) to prepare and distribute, in such manner as the Plan Administrator determines to be appropriate, information explaining the Plan;





                                     9 - 1

         (e) to require a Participant to complete and file with the Plan Administrator an application for a benefit and all other forms approved by the Plan Administrator, and to require that the Participant furnish all pertinent information requested by the Plan Administrator, which information may be relied upon by the Plan Administrator;

         (f) to cause the allocations of contributions to the Plan and investment earnings (or losses) to be made as of each Allocation Date;

         (g) to adopt such rules as it deems necessary, desirable or appropriate for the administration of the Plan, provided such rules are consistent with the terms and provisions of the Plan; all rules and decisions of the Plan Administrator shall be uniformly and consistently applied to all Participants in similar circumstances;

         (h) to appoint such agents as it may need in the performance of its duties; and

         (i) to receive and review the reports from the Trustee and other agents.

9.03     PLAN ADMINISTRATOR PROCEDURES.

         The Plan Administrator may adopt such procedures and regulations as it deems desirable for the administration of the Plan. Such procedures and regulations shall be nondiscriminatory and shall to the extent feasible be maintained in writing.

9.04     COMMITTEE PROCEDURES.

         The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one (1) of its members as chairman, appoint a secretary, who may or may not be a Committee member, and the Trustee shall be advised in writing of such actions. The secretary shall forward all necessary communications to the Sponsor and the Trustee. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by majority vote.

         A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other Committee members, the Sponsor and the Trustee, shall not be responsible for any such action or failure to act.

9.05     CLAIMS AND REVIEW PROCEDURES.

         The Plan Administrator shall establish reasonable procedures concerning the filing of claims for benefits hereunder and shall administer such procedures uniformly. If a claim is wholly or partially denied, the Plan Administrator shall furnish the claimant, within a reasonable period of time after receipt of the claim by the Plan Administrator, a notice of such denial, setting forth at least the following information in language calculated to be understood by the claimant:





                                     9 - 2

         (a)     the specific reason or reasons for the denial;

         (b) specific reference to pertinent Plan provisions on which the denial is based;

         (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

         (d)     an explanation of the claims review procedure in the Plan.

         Upon receipt of such a notice of denial, or if such a notice is not furnished but the claim has not been granted within sixty (60) days of its filing, the claimant or his duly authorized representative may appeal to the Plan Administrator for a full and fair review.

         In submitting a request for review, the claimant or his duly authorized representative may request a review upon written application to the Plan Administrator, may review pertinent documents, and may submit comments in writing. Such request for review must be made within sixty (60) days of the receipt by the claimant of the notice of denial (or within sixty (60) days of the expire of the sixty
         (60) day period beginning with the date of the filing of the claim, if no such notice is received during such period).

         The Plan Administrator shall respond promptly to a request for review and shall deliver a written decision which shall include, in a manner calculated to be understood by the claimant, the decision itself, specific reasons therefor and specific references to the pertinent Plan provisions on which the decision is based. The decision shall be made not later than one hundred twenty (120) days after receipt of a request for review.

         Any decision by the Plan Administrator shall be conclusive and binding upon all persons, subject to the claims review procedure described in this Section 9.05 and subject to judicial review where it is shown by clear and convincing evidence that the Plan Administrator acted in an arbitrary and capricious manner.





                                     9 - 3

                                   ARTICLE 10

                           THE TRUST AND THE TRUSTEE


10.01    THE TRUST; GENERAL DUTIES OF THE TRUSTEE.

         The Sponsor hereby continues the Trust previously established with the Trustee pursuant to the terms of the Plan. The Trustee shall hold all property received by it hereunder, which, together with the income and gains therefrom and additions thereto, shall constitute the Trust Fund. The Trustee shall manage, invest and reinvest the Trust Fund, collect the income thereof, and make payments therefrom, all as provided in this Plan and Trust.

         The Trustee shall be responsible only for the property actually received by it hereunder. It shall have no duty or authority to compute any amount to be paid to it by the Employer or to bring any action or proceeding to enforce the collection from the Employer of any contribution to the Trust Fund.

         Title to the Trust Fund, including all funds and investments held hereunder by the Trustee, shall be and remain in the Trustee, and no Participant, Retired Participant or Beneficiary shall have any legal or equitable right or interest in the Trust Fund except to the extent that such rights or interests are expressly granted under the provisions of the Plan.

         The Trust Fund may not be used or diverted for purposes other than the exclusive benefit of Participants, Retired Participants and Beneficiaries for the proper satisfaction of liabilities to such persons covered by the Trust.

10.02    GENERAL POWERS.

         The Trustee shall have all the powers necessary for the performance of its duties as Trustee. The Trustee shall have the following powers and immunities and be subject to the following duties:

         (a) The Trustee shall receive all contributions hereunder and apply such contributions as hereinafter set forth. The Trustee shall have the custody of and safely keep all cash, securities, property and investments, including any insurance company contracts, received or purchased in accordance with the terms hereof.

         (b) Subject to any limitations that may be contained elsewhere in the Plan, the Trustee shall take control and management of the Trust Fund and shall hold, sell, buy, exchange, invest and reinvest the corpus and income of the Trust Fund. All contributions paid to the Trustee under the Plan shall be held and administered by the





                                     10 - 1

                 Trustee as a single Trust Fund, and the Trustee shall not be required to segregate and invest separately any part of the Trust Fund representing accruals or interests of individual Participants in the Plan, except as provided in Section 6.02 hereof.

         (c) The Trustee may invest and reinvest the funds of the Trust Fund in any property, real, personal or mixed, wherever situate, and whether or not productive of income or consisting of wasting assets, including, without limitation, common and preferred stock, bonds, notes, debentures, leaseholds, mortgages (including without limitation, any collective or part interest in any bond and mortgage or note and mortgage), certificates of deposit, and oil, mineral or gas properties, royalties, interests or rights (including equipment pertaining thereto), without being limited to the classes of property in which trustees are authorized by law or any rule of court to invest trust funds and without regard to the proportion any such property may bear to the entire amount of the Trust Fund.

         (d) The Trustee may invest and reinvest all or any portion of the Trust Fund collectively with funds of other retirement plan trusts exempt from tax under section 501(a) of the Code, including, without limitation, power to invest collectively with such other funds through the medium of one (1) or more common, collective or commingled trust funds which have been or may hereafter be established and maintained by the Trustee, the instrument or instruments establishing such trust fund or funds, as amended from time to time, being made part of this Trust by reference so long as any portion of the Trust Fund shall be invested through the medium thereof.

         (e) The Trustee is expressly authorized to invest all or part of the Trust Fund in savings accounts, time deposits, certificates of deposit, money market accounts, repurchase agreements and any other interest- bearing accounts which bear a reasonable interest rate (regardless of the term of such deposits or investments), issued by the Trustmark National Bank or any of its affiliates. The Trustee is further expressly authorized to utilize the discount brokerage operation, if any, offered by Trustmark National Bank or its affiliates.

         (f) The Trustee shall, at the direction of the Chief Executive Officer of the Sponsor, invest up to one hundred percent (100%) of the portion of the Trust Fund which is not attributable to salary deferral contributions, voluntary Participant contributions, rollover contributions and trustee-to-trustee transfers in Qualifying Employer Securities. The Chief Executive Officer is authorized to issue such direction at his discretion. For purposes of this section, the term Qualifying Employer Securities shall mean Employer securities (or securities of a member of the Controlled Group of the Employer) which are stock or marketable obligations, such as bonds, debentures, notes or certificates, or other evidence of indebtedness, as defined in
                 Section 401(d)(5) of ERISA.

         (g) The Trustee may sell or exchange any property or asset of the Trust Fund at public or private sale, with or without advertisement, upon terms acceptable to the Trustee and





                                     10 - 2
                 in such manner as the Trustee may deem wise and proper. The proceeds of any such sale or exchange may be reinvested as is provided hereunder. The purchaser of any such property from the Trustee shall not be required to look to the application of the proceeds of any such sale or exchange by the Trustee.

         (h) The Trustee shall have full power to mortgage, pledge, lease or otherwise dispose of the property of the Trust Fund without securing any order of court therefor, without advertisement, and to execute any instrument containing any provisions which the Trustee may deem proper in order to carry out such actions. Any such lease so made by the Trustee shall be binding, notwithstanding the fact that the term of the lease may extend beyond the termination of the Plan.

         (i) The Trustee shall have the power to borrow money upon terms agreeable to the Trustee and pay interest thereon at rates agreeable to the Trustee, and to repay any debts so created.

         (j) The Trustee may participate in the reorganization, recapitalization, merger or consolidation of any corporation wherein the Trustee may own stock or securities and may deposit such stock or other securities in any voting trust or protective committee or like committee or trustee, or with the depositories designated thereby, and may exercise any subscription rights or conversion privileges, and generally may exercise any of the powers of any owner with respect to any stock or other securities or property comprising the Trust Fund.

         (k) The Trustee may, through any duly authorized officer or proxy, vote any share of stock which the Trustee may own from time to time except for stock of Trustmark National Bank ("Bank") on the following matters. On any matter which involves a sale of substantially all of the assets or the stock of the Bank or a transfer of a majority or more of the stock of the Bank through merger, consolidation or other means in which control of the Bank is transferred to another party, each Participant or Beneficiary shall be entitled to direct the Trustee to vote a certain number of shares of stock of the Bank determined under the following formula: multiply the total number of Bank shares held by the Trustee by a fraction the numerator of which is the Employer Account balance of such Participant or Beneficiary and the denominator of which is the total Employer Account balances of all Participants and Beneficiaries.

         (l) The Trustee shall retain in cash and keep unproductive of income such funds as from time to time it may deem advisable. The Trustee shall not be required to pay interest on any such cash in its hands pending investment, nor shall the Trustee be responsible for the adequacy of the Trust Fund to discharge any and all payments under the Plan. All persons dealing with the Trustee are released from inquiry into the decision or authority of the Trustee to act.

         (m) The Trustee may hold stocks, bonds, or other securities in its own name as Trustee, with or without the designation of said trust estate, or in the name of a nominee selected by it for the purpose, but said Trustee shall nevertheless be obligated to





                                     10 - 3
                 account for all securities received by it as part of the corpus of the trust estate herein created, notwithstanding the name in which the same may be held.

         (n) The Trustee may consult with legal counsel (who may be of counsel to the Employer or the Plan Administrator) concerning any questions which may arise with reference to the construction of this Plan, its duties hereunder, or any action which it proposes to take or omit.

         (o) The Trustee may employ such counsel, accountants and other agents as it shall deem advisable. The Trustee may charge the compensation of such counsel, accountants and other agents and the Trustee's compensation for its services in such amounts as may be agreed upon from time to time by the Employer and the Trustee, and any other expenses necessary in the administration of this Plan against the Trust Fund to the extent they are not paid by the Employer. However, only those fees and expenses which constitute reasonable expenses of administering the Plan may be charged to the Trust.

         (p) The Trustee shall have the power to designate a bank or trust company as depository of the funds or property of the Trust and also to retain investment counsel, and the Trustee may deposit funds in its commercial banking department (if any) without making bond.

         (q) Without diminution or restriction of the powers vested by law or elsewhere in this Plan, but subject to all the provisions of the Plan, the Trustee, without the necessity of procuring any judicial authorization therefor or approval thereof, shall be vested with and, in the application of its best judgment and discretion on behalf of the beneficiaries of this Plan, shall be authorized to exercise all or any of the powers specifically permitted by statute or judicial decision in, or with respect to, the state in which the Trustee principally does business.

10.03    RELIANCE ON PLAN ADMINISTRATOR AND EMPLOYER.

         Until notified pursuant to Article 9 hereof that any person authorized to act for the Plan Administrator (such as a Committee member) has ceased to act or is no longer authorized to act for the Plan Administrator, the Trustee may continue to rely on the authority of such person. The Trustee may rely upon any certificate, notice or direction purporting to have been signed on behalf of the Plan Administrator which the Trustee believes to have been signed by or on behalf of the Plan Administrator. The Trustee may rely upon any certificate, notice or direction of the Employer which the Trustee believes to have been signed by a duly authorized officer, principal or agent of the Employer. The Trustee may request instructions in writing from the Plan Administrator on other matters and may rely and act thereon.





                                     10 - 4

10.04    ACCOUNTS AND REPORTS.

         The Trustee shall keep an accurate record of its administration of the Trust Fund, including a detailed account of all investments, receipts and disbursements, and other transactions hereunder. All accounts, books and records relating hereto shall be open for inspection to any person designated by the Committee or the Sponsor at all reasonable times. Within sixty (60) days following the close of each Plan Year, the Trustee shall file with the Plan Administrator a written report setting forth all investments, receipts and disbursements and other transactions during the Plan Year, and such report shall contain an exact description of all securities purchased, exchanged or sold, the cost or net proceeds of sale, and shall show the securities and investments held at the end of such Plan Year, and the cost and fair market value of each item thereof, as carried on the books of the Trustee.

         The Trustee shall also provide the Plan Administrator with such other information in its possession as may be necessary for the Plan Administrator to comply with the reporting and disclosure requirements of ERISA.

         Upon the expiration of ninety (90) days from the date of filing such report, the Trustee shall be forever released and discharged from all liability and accountability to anyone with respect to the recording of its acts and transactions shown in such statement, except with respect to any such acts or transactions as to which the Plan Administrator shall file with the Trustee written objections within such ninety (90) day period.

10.05    DISBURSEMENTS.

         The Trustee, upon written instructions from the Plan Administrator, shall make distributions or payments, or both, including monthly payments, to the Participants, Retired Participants, and Beneficiaries who qualify for such benefits. The Trustee shall have no liability to the Employer, the Plan Administrator or any other person in making such distributions or payments. The Trustee shall not be required to determine or make any investigation to determine the identity or mailing address of any person entitled to benefits under the Plan and shall have discharged its obligation in that respect when it shall have sent checks and other papers by ordinary mail to such person or persons at such addresses as may be certified to it in writing by the Plan Administrator.

10.06    PAYMENT IN KIND.

         Whenever the Trustee is empowered hereunder to make any payment or distribution, the Trustee shall have the power, in its sole discretion, to make such payment in cash or in kind, or partly in cash and partly in kind. In no event shall any payment in kind be made in the form of a life annuity. The assets of the Trust Fund shall be valued, for the purposes of making, or of computing the amount of, such payment or distribution, at their fair market value at the dates of such payment or distributions.





                                     10 - 5

10.07    AUTHORITY OF TRUSTEE.

         At no time during the administration of the Trust Fund shall the Trustee be required to obtain any court approval of any act required of it in connection with the performance of its duties or in the performance of any act required of it in the administration of its duties as Trustee. The Trustee shall have full authority to exercise its judgment in all matters and at all times without court approval of such decisions; provided, however, that if any application to, or proceeding or action in, the courts is made, only the Sponsor and the Trustee shall be necessary parties, and no Participant in the Plan or other person having an interest in the Trust Fund shall be entitled to any notice or service of process. Any judgment entered in such proceeding or action shall be conclusive upon all persons claiming an interest under the Trust Fund.

10.08    REMOVAL OR RESIGNATION OF TRUSTEE.

         The Trustee may at any time be removed as Trustee of the Plan by action of the Board of Directors of the Sponsor and written notice to the Trustee, such removal to be effective sixty (60) days after such notice is given.

         The Trustee may resign as Trustee of the Plan upon written notice to the Sponsor, such resignation to be effective sixty (60) days after such notice is given.

         Upon mutual, written agreement by the Sponsor and the Trustee, the sixty (60) day period in this section may be waived or a shorter period substituted.

10.09    SUCCESSOR TRUSTEE.

         In the event of the resignation or removal of the Trustee, the Sponsor shall appoint a successor trustee in place of the resigned or removed Trustee on or before the effective date of such resignation or removal. In the absence of such action, the Sponsor shall be deemed to have terminated the Plan, and the termination provisions of Article 11 shall apply.

         On or before the effective date of the removal or resignation, the Trustee shall file with the Sponsor a written report setting forth all investments, receipts and disbursements and other transactions effected by it since the end of the preceding Plan Year. Such report shall be in the same form and be subject to the same requirements as the annual report.

         The Trustee, if not paid by the Sponsor, is authorized to reserve such sum of money or to liquidate such property and reserve the proceeds thereof as it may deem advisable for the payment of its expenses or charges in connection with the settlement of its account or otherwise, and any such balance of such reserve remaining after the payment of such expenses and charges shall be paid over to the successor trustee or trustees, or to the Participants in the event of termination.





                                     10 - 6

10.10    TRUST FUNDING POLICY; PARTIES IN INTEREST.

         From time to time the Plan Administrator shall communicate to the Trustee the current funding policy and method that have been established to carry out the objectives of the Plan.

         Upon the written request of the Trustee, the Sponsor shall file with the Trustee a roster of the names of all persons, corporations, partnerships, organizations and entities which are "parties in interest" with respect to the Plan, as that term is defined in ERISA.

10.11    TRUSTEE TO TRUSTEE TRANSFERS.

         The Plan Administrator shall have the power to authorize the acceptance of a direct transfer to this Plan of plan assets attributable to a Participant's participation in another qualified plan; provided, however, that any restrictions on distributions of such transferred assets under such other plan shall be maintained under this Plan with respect to such assets. Likewise, the Plan Administrator shall have the power to authorize the Trustee to make such a direct transfer of assets from this Plan attributable to a Participant's participation in this Plan to another qualified pension, profit sharing or stock bonus plan.

         A separate bookkeeping subaccount for his transfers shall be established on behalf of a Participant under his Personal Account, and such transfers shall be treated as Participant contributions for purposes of investment and allocation of Income. Likewise, for purposes of the withdrawal and distribution of benefits pursuant to Articles 5, 6, 7 and 8 hereof, the subaccount shall be treated as part of the Personal Account, subject to any additional restrictions required by the preceding paragraph. The balance of each such account shall be fully vested at all times.

         Such direct trustee to trustee transfers shall not be considered (i) as contributions by the Employer under Section 3.01 of this Plan, (ii) in determining the maximum benefits permissible under the Plan pursuant to Section 4.04 hereof or (iii) in determining the Top Heavy Ratio in Section 13.02(j) hereof, provided they are transfers initiated by the Employee and made from a plan maintained by an employer which is not in the Controlled Group.

10.12    INVESTMENT MANAGER.

         The Sponsor may appoint in writing an Investment Manager or Investment Managers to manage all or any portion of the assets of the Plan and may revoke any such appointment previously made. While such an appointment is in effect, the relations among the Plan Administrator, Sponsor, Investment Manager, and Trustee shall be governed by the following provisions:

         (a) The Sponsor shall certify to the Trustee the name or names of any Investment Manager appointed by it to manage the investment or reinvestment of all or any





                                     10 - 7
                 portion of the Trust Fund. Such certificate shall also state that the Investment Manager has acknowledged his Fiduciary status with respect to the Plan in writing.

         (b) The Trustee shall segregate any portion of the Trust Fund held by it which will be subject to the management of an Investment Manager into one or more separate accounts to be known as investment manager accounts and shall charge any expenses related to investments directed by an Investment Manager against such accounts. Each Investment Manager shall have the right and power to manage the investment and reinvestment of his investment manager account. The Trustee shall follow the directions of the Investment Manager with respect to the account of such Investment Manager and shall not be obligated to invest or otherwise manage any such investment manager account. All directions given by an Investment Manager to the Trustee shall be in writing, signed by an officer or a partner of the Investment Manager or by such other person or persons as may be designated by such officer or partner. Subject to such conditions as may be approved by the Sponsor and Trustee, the Investment Manager may place direct orders for the purchase or sale of securities or other property for its investment manager account, provided, that the Trustee shall nevertheless retain custody of the assets comprising said account.

         (c) If the Sponsor, by written notice to the Trustee, terminates the authority of an Investment Manager but does not appoint a successor to manage the investment and reinvestment of the account of such Investment Manager, the portion of the Fund then held in such investment manager account shall return to the unsegregated portion of the Fund and the Trustee shall have authority to manage the investment and reinvestment of such account. Until receipt of a written notice terminating the authority of an Investment Manager, the Trustee shall be fully protected in relying upon the latest prior written notice of appointment of an Investment Manager.

         (d) Any Investment Manager may, in writing, authorize the Trustee to invest any portion of his investment manager account in short-term investments. The Trustee, in its sole discretion, may make such investments either directly or by investment collectively with other assets, including but not limited to investment in any common, commingled, collective, mutual or pooled trust fund established and maintained by the Trustee or any affiliate of the Trustee for the investment of funds administered in a fiduciary capacity.

         (e) The Trustee shall not be responsible for any loss caused by its acting upon any notice, direction or certification of any Investment Manager appointed by the Sponsor which the Trustee reasonably believes to be genuine. The Trustee shall have no duty to question any direction, action or inaction of any Investment Manager taken as provided in this section. The Trustee shall have no duty to review the securities or other property held in any investment manager account or to make any suggestions to any Investment Manager or to the Employer with respect to the investment, reinvestment, or disposition of investments in any investment manager account. The





                                     10 - 8

                 Trustee shall not be responsible for the results arising from the Trustee's compliance with the instructions of any Investment Manager.

         (f) The Trustee shall not be responsible for determining the reasonableness of any compensation paid to or agreed to be paid to an Investment Manager. Any such compensation to an Investment Manager shall be paid from the Trust Fund, if the Plan Administrator so directs.

         (g) With respect to any share of stock in the investment manager account, the Trustee may, through any duly authorized officer or proxy, vote any such stock.





                                     10 - 9

                                   ARTICLE 11

                     AMENDMENT AND TERMINATION OF THE PLAN


11.01    AMENDMENT OF PLAN.

         The Board of Directors of the Sponsor shall have the right at any time, and from time to time, to modify, alter or amend the Plan in whole or in part by instrument in writing duly executed.

         Provided, however, that the Plan shall not be amended in the following respects:

         (a) the duties, powers and responsibilities of the Trustee shall not be increased without the written consent of the Trustee;

         (b) subject to Section 12.05 hereof, no amendment may be made to permit any part of the funds of the Trust to be used for or diverted to purposes other than for the exclusive benefit of Participants, Retired Participants and their Beneficiaries or for administration expenses of the Plan;

         (c) no amendment may be made, unless it is necessary to meet the requirements of any federal law or regulation, which shall reduce the benefits which have accrued or the nonforfeitable percentage applicable to any Participant, Retired Participant or Beneficiary prior to the later of the date of adoption or the effective date of such amendment, nor shall any amendment to the Plan eliminate an optional form of distribution provided under Section 6.01 hereof except as may be permitted by federal law or regulation; and

         (d) no amendment to the vesting provision in Section 8.01 hereof shall become effective with respect to a Participant who has completed three (3) or more years of Service at the date of adoption of such amendment unless such Participant is given the opportunity to elect irrevocably to have his nonforfeitable benefits computed without regard to such amendment. The election period shall be a period of sixty
                 (60) days after the latest of:

                 (i)      the date of adoption of the amendment,

                 (ii)     the effective date of the amendment, and

                 (iii) the date written notification of the amendment is furnished such Participant.

                 An executed copy of any amendment to the Plan shall be furnished the Trustee as soon as practicable after the date of adoption thereof.





                                     11 - 1

11.02    INTENT TO CONTINUE THE PLAN.

         The Employer has established the Plan with the bona fide intention and expectation that from year to year it will make contributions as herein provided. However, the Employer realizes that it may become inadvisable to continue such contributions. The Employer shall have the right to modify, suspend or discontinue contributions to the Plan at any time and from time to time, and such action shall not be deemed to be a termination of the Plan unless it constitutes a complete discontinuance of Employer contributions to the Plan.

11.03    TERMINATION OF THE PLAN BY THE SPONSOR; PARTIAL TERMINATION.

         In the event the Sponsor concludes that it is impossible or inadvisable to continue the Plan, the Board of Directors of the Sponsor shall have the right to terminate the Plan by an appropriate action which shall specify the date of termination. A certified copy of a writing reflecting such action shall be delivered to the Committee and to the Trustee, and as soon as possible thereafter the Committee shall send or deliver to each then Participant a notice of such action.

         If a determination is made that the Plan has experienced a partial termination, then the rights of the affected Participants, Retired Participants and Beneficiaries to benefits accrued to the date of such partial termination shall be nonforfeitable.

11.04    TERMINATION OF THE PLAN UPON CERTAIN EVENTS.

         The Plan shall automatically terminate upon the occurrence of any of the following events:

         (a)     discontinuance or liquidation of the Sponsor's business;

         (b) the merger or consolidation of the Sponsor into any other entity, unincorporated business organization or corporation, or the sale by the Sponsor of substantially all of its assets to any entity, unincorporated business organization, or corporation which shall fail to adopt and continue the Plan within ninety (90) days from the effective date of such consolidation, merger or sale of assets; or

         (c) failure of the Sponsor to appoint a successor trustee in place of a Trustee who has resigned or been removed on or before the effective date of such resignation or removal as provided in
                 Section 10.09.

11.05    DISTRIBUTION OF TRUST FUND UPON TERMINATION.

         Upon complete termination of the Plan, or upon discontinuance of Employer contributions to the Plan, the balance in each Participant's or Retired Participant's accounts (after payment of all expenses and proportional adjustment of Participants' accounts to reflect such expenses, investment gains or losses and reallocations to the date





                                     11 - 2
         of termination) shall become nonforfeitable and each Participant, Retired Participant or Beneficiary shall be entitled to receive any amounts then credited to his accounts in the Trust Fund.

         The Trustee shall make payment of such amounts in a single sum. Upon the distribution of all of the Trust Fund as aforesaid, the Trustee shall be discharged from all obligations under the Trust and no Participant, Retired Participant or Beneficiary shall have any further rights or claim therein.

11.06    TERMINATION OF PLAN WITH RESPECT TO AN ADOPTING EMPLOYER.

         Each Adopting Employer reserves the right to terminate the Plan at any time with respect to Employees of the Adopting Employer by action of its Board of Directors. The Adopting Employer shall also have the right to suspend contributions to the Plan from time to time, and such suspension of contributions shall not be deemed to be a termination of the Plan with respect to the Employees of the Adopting Employer unless it constitutes a complete discontinuance of Employer contributions to the Plan.

         In the event of termination of the Plan only with respect to the Employees of the Adopting Employer, the Plan Administrator shall direct that the portion of the Trust Fund attributable to Employees of the Adopting Employer be segregated by the Trustee into a separate fund.

         The portion of the Trust Fund which is so segregated shall be retained in a separate trust fund and applied in one of the following methods, at the discretion of the Committee.

         (a) If the Adopting Employer shall demonstrate conclusively, within the one hundred eighty (180) day period immediately following termination of the Plan with respect to its Employees, that it has established a successor retirement plan and trust for the benefit of its Employees which is qualified under sections 401(a) and 501(a), respectively, of the Code, then such assets shall be transferred to the successor trustee.

         (b) If the Adopting Employer shall fail, within the one hundred eighty (180) day period immediately following termination of the Plan with respect to its Employees, to establish a successor retirement plan and trust which is qualified under sections 401(a) and 501(a), respectively, of the Code, then such assets shall be distributed for the benefit of the Employees of the Adopting Employer in accordance with the method described in Section 11.05 hereof.

         At the discretion of the Plan Administrator, the one hundred eighty
         (180) day period may be extended.





                                     11 - 3

                                   ARTICLE 12

                   CERTAIN PROVISIONS AFFECTING THE EMPLOYER


12.01    DUTIES OF THE EMPLOYER.

         The Sponsor shall furnish the Trustee with the information required herein. Each Employer shall make its contributions as the same may be appropriated by due action, which contributions may be in cash or in other property acceptable to the Trustee. The Employer shall keep accurate books and records with respect to its Employees and their compensation.

12.02    RIGHT OF EMPLOYER TO DISCHARGE EMPLOYEES.

         The adoption and maintenance of the Plan shall not be deemed to constitute a contract between the Employer and any Employee, or to be a consideration for, or an inducement or condition of, the employment of any person.

12.03    INFORMATION TO BE FURNISHED.

         As soon as practicable after the close of each Plan Year, each Employer shall deliver to the Plan Administrator a full and complete list of all Employees entitled to participate in the Plan during such Plan Year, together with the information required to perform the allocations described in Article 4 hereof with respect to such Plan Year.

         As soon as possible after the execution of the Plan, and from time to time thereafter, the Sponsor and the Plan Administrator shall certify to the Trustee the names and specimen signatures of any representatives who have authority to act on behalf of the Sponsor with respect to the Plan.

12.04    COMMUNICATIONS FROM SPONSOR TO TRUSTEE.

         The Trustee may rely upon and shall be protected in acting upon any information furnished to it by the Sponsor in writing subscribed by a duly authorized agent of the Sponsor. Any certification by the Sponsor of the information required or permitted to be certified to the Trustee pursuant to the provisions of the Plan, shall, for all purposes of the Plan, be binding upon all parties in interest.

12.05    NO REVERSION TO EMPLOYER.

         The Employer has no beneficial interest in the Trust Fund, and no part of the Trust Fund shall ever revert or be repaid to the Employer, directly or indirectly, except, if, and to the extent, permitted by the Code and applicable regulations thereunder for the following:





                                     12 - 1

         (a) upon initial non-qualification pursuant to Section 14.10 hereof;


         (b) in the event that the deduction of an Employer contribution to the Plan under section 404 of the Code is disallowed, in which case the contribution (to the extent disallowed) shall be returned to the Employer, upon the request of the Employer within one (1) year after the disallowance of the deduction; or

         (c) in the event that the Employer contribution is made by mistake of fact, in which case the amount of such mistaken contribution shall be returned to the Employer provided no more than one (1) year has elapsed since the date of payment by the Employer of the mistaken contribution.

12.06    INDEMNIFICATION.

         To the extent permitted by law the Sponsor shall indemnify from any loss or expense the Plan Administrator or any individual member of the Committee, in connection with the good faith discharge of duties under the Plan.

12.07    ADOPTION OF PLAN BY ADOPTING EMPLOYERS.

         Notwithstanding anything herein to the contrary, with the authorization of the Board of Directors of the Sponsor any corporation or entity affiliated with the Sponsor through complete or partial ownership by the Sponsor or by any owner thereof or which is otherwise cooperating with the Sponsor for purposes of establishing a retirement plan may adopt the Plan as an Adopting Employer in a manner satisfactory to the Board of Directors of the Sponsor. As part of its adoption of the Plan, each Adopting Employer shall designate, subject to the agreement and approval of the Sponsor and the provisions of Code section 413(c), whether or not its participation in the Plan shall constitute a single plan, within the meaning of the regulations under section 414(l) of the Code, with the participation in the Plan of the Sponsor and/or other Adopting Employers. Such designation may be amended by the Adopting Employer at any subsequent date.

         For purposes of the payment of benefits due a Participant from the
         Plan:

         (a) if the Participant is an Employee of an Employer which has elected to maintain a plan which is not such a single plan, only that part of the Trust Fund attributable to the Employer shall be available;

         (b) if the Participant is an Employee of an Employer which has elected to maintain such a single plan, that part of the Trust Fund attributable to all Employers maintaining the single plan shall be available.

         An Adopting Employer may terminate participation in the Plan at any time with respect to Employees of the Adopting Employer by action of its Board of Directors as provided in Section 11.06 hereof, subject to the applicable provisions therein depending on





                                     12 - 2
         whether or not the Adopting Employer has elected to maintain a single plan with the Sponsor and/or other Adopting Employers.

         All Employers which are Adopting Employers as of January 1, 1994, shall be deemed to have elected to maintain a single plan with the plan of the Sponsor.





                                     12 - 3

                                   ARTICLE 13

                   PROVISIONS APPLICABLE TO A TOP HEAVY PLAN


13.01    TOP HEAVY PLANS.

         The provisions of this article are designed to meet the requirements of section 416 of the Code and shall automatically supersede any conflicting provisions in the Plan in every Plan Year in which this Plan is or becomes a Top Heavy Plan. Provided, however, that if the provisions of this article are in conflict with final regulations issued by the Secretary of the Treasury with respect to Top Heavy Plans, then such final regulations shall supersede the provisions of this article to the extent not otherwise specifically prohibited by law.

13.02    DEFINITIONS.

         For purposes of this article, and only this article, unless a term defined in this article is the subject of explicit reference elsewhere in the Plan, the following terms when used herein, unless the context clearly indicates otherwise, shall have the meanings set forth hereinafter:

         (a) "Compensation" shall mean, for each Employee, Compensation as that term is defined in Section 4.04 of the Plan, plus amounts contributed by the Employer pursuant to a salary reduction agreement which are excludible from the employee's gross income under section 125, section 402(a)(8), section 402(h) or section 403(b) of the Code. However, "Compensation" shall not include compensation in excess of the applicable dollar limits in Section 1.10(d) and 1.10(e).

         (b) "Determination Date" shall mean, with respect to any Plan Year subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the Determination Date shall be the last day of such Plan Year.

         (c) "Key Employee" shall mean any Employee or former Employee (or Beneficiary of such Employee) who, at any time during the determination period, was (i) an officer of the Employer having an annual Compensation greater than fifty percent (50%) of the maximum dollar limitation in effect under section 415(b)(1)(A) of the Code for any such Plan Year, (ii) an owner of one (1) of the ten (10) largest interests in the Employer if such interest is greater than one-half percent (1/2%) and such individual's Compensation exceeds the maximum dollar limitation under section 415(c)(1)(A) of the Code, (iii) a five percent (5%) or more owner of the Employer or (iv) a one percent (1%) or more owner of the Employer who has an annual Compensation of more than one hundred and fifty thousand dollars ($150,000). The term "determination period" shall mean the Plan Year containing the Determination Date





                                     13 - 1
                 and the four (4) preceding Plan Years. The determination of who is a Key Employee shall be made in accordance with section 416(i)(1) of the Code and regulations thereunder. For purposes hereof, the term "officer" shall mean an administrative executive who is in regular and continued service. An Employee who merely has the title of an officer, but not the authority of an officer, is not to be considered an officer hereunder. Furthermore, for purposes hereof, at any time during a determination period, no more than fifty
                 (50) Employees of all members of a Controlled Group, or, if lesser, the greater of three (3) individuals or ten percent (10%) of such Employees, shall be treated as officers hereunder. The officers subject to these preceding limitations shall be comprised of the individual officers selected from the group of all individuals who were officers in the current Plan Year of the determination period or any of the four (4) preceding Plan Years in the determination period, who had the largest average annual compensation throughout the total of those five (5) Plan Years in the determination period. For purposes of (ii) herein, if two (2) employees have the same interest in the Employer, the Employee having the greater annual Compensation (without regard to the dollar limitation of Section 13.02(a) hereof) from the Employer shall be treated as having a larger interest. Likewise, for purposes hereof, the term "owner" shall mean an individual considered to be an owner within the meaning of section 318 of the Code; provided, however, that subparagraph (c) of section 318(a)(2) shall be applied by substituting "5 percent" for "50 percent".

         (d)     "Non-Key Employee" shall mean any Employee who is not a Key
                 Employee.

         (e) "Permissive Aggregation Group" shall mean the Required Aggregation Group of plans plus any other plan or plans of the Employer, as selected by the Employer, which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of sections 401(a)(4) and 410 of the Code.

         (f) "Present Value" shall mean, if the Employer also now or ever maintains a qualified defined benefit pension plan, the present value of a benefit based only on the interest and mortality rates specified in that plan.

         (g)     "Required Aggregation Group" shall mean as follows:

                 (1) each qualified plan of the Employer in which at least one (1) Key Employee participates or participated at any time during the determination period (regardless of whether or not the plan terminated), and

                 (2) any other qualified plan of the Employer which enables a plan described in the preceding subsection
                          (1) to meet the requirements of sections 401(a)(4) or 410 of the Code.

         (h) "Super Top Heavy Plan" shall mean, for any Plan Year, the Plan if it would be a Top Heavy Plan under subsection 13.02(i) hereof if the words "ninety percent (90%)" were substituted for the words "sixty percent (60%)" in subsection 13.02(i) hereof.





                                     13 - 2

         (i) "Top Heavy Plan" shall mean, for any Plan Year, the Plan if any of the following conditions exists.

                 (1) If the Top Heavy Ratio for this Plan exceeds sixty percent (60%) and this Plan is not part of any Required Aggregation Group or Permissive Aggregation Group of plans.

                 (2) If this Plan is a part of a Required Aggregation Group of plans, but not part of a Permissive Aggregation Group, and the Top Heavy Ratio for the Required Aggregation Group of plans exceeds sixty percent (60%).

                 (3) If this Plan is a part of a Required Aggregation Group and also is a part of a Permissive Aggregation Group of plans, and the Top Heavy Ratio for the Permissive Aggregation Group exceeds sixty percent (60%).

         (j)     "Top Heavy Ratio" shall mean as follows.

                 (1) If the Employer maintains one (1) or more defined contribution plans (including any simplified employee pension plan under section 408(k) of the Code), and the Employer has never maintained any defined benefit plan which has covered or could cover a Participant in this Plan, then the Top Heavy Ratio is a fraction, the numerator of which is the sum of the account balances of all Key Employees as of the Determination Date (including any part of any account balance distributed in the five (5) year period ending on the Determination Date), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the five (5) year period ending on the Determination Date) of all Participants as of the Determination Date. Both the numerator and denominator of the Top Heavy Ratio are adjusted to reflect any contribution which is due but unpaid as of the Determination Date.

                 (2) If the Employer maintains one (1) or more defined contribution plans (including any simplified employee pension plan under section 408(k) of the Code), and the Employer maintains or has maintained one (1) or more defined benefit pension plans which have covered or could cover a Participant in this Plan, then the Top Heavy Ratio is a fraction, the numerator of which is the sum of account balances under the defined contribution plans for all Key Employees and the present value of accrued benefits under the defined benefit pension plans for all Key Employees, and the denominator of which is the sum of the account balances under the defined contribution plans for all Participants and the present value of accrued benefits under the defined benefit pension plans for all Participants. Both the numerator and denominator of the Top Heavy Ratio are adjusted for any distribution of an account balance or an accrued benefit made in the five (5) year period ending on the Determination Date and any contribution due, but unpaid, as of the Determination Date.





                                     13 - 3

                 (3)      For purposes of the preceding subsections (1) and
                          (2), the value of account balances and the present value of accrued benefits shall be determined as of the most recent Top Heavy Valuation Date that falls within or ends with the twelve (12) month period ending on the Determination Date. The account balances and accrued benefits of a Participant who is a Non-Key Employee, but who was a Key Employee in a prior year, or who has not been credited with at least one (1) Hour of Service with any Employer maintaining the Plan at any time during the preceding five (5) year period ending on the Determination Date, shall be disregarded. The calculation of the Top Heavy Ratio, and the extent to which distributions, rollovers and transfers are taken into account shall be made in accordance with section 416 of the Code and the regulations thereunder. Distributions shall include distributions under a terminated plan which if it had not been terminated would have been included in the Required Aggregation Group. When aggregating plans, the value of account balances and accrued benefits shall be calculated with reference to the determination dates that fall within the same calendar year.

         (k) "Top Heavy Valuation Date" shall mean, with respect to any Plan Year, for this Plan, the Determination Date, and shall mean with respect to any Plan Year for a defined benefit pension plan maintained by the Employer, if any, the day within the twelve (12) month period ending on the determination date for such defined benefit pension plan as of which the actuarial determination of the minimum funding standard is calculated.

13.03    MINIMUM ALLOCATIONS IN SINGLE PLAN.

         Notwithstanding the provisions of Section 4.01 hereof, and before any contributions are allocated thereunder, minimum Employer Contributions shall be made and allocated pursuant to this section in a Plan Year in which the Plan is a Top Heavy Plan.

         (a) The minimum Employer contribution for a Participant who is a Non-Key Employee for any Plan Year in which the Plan is a Top Heavy Plan shall not be less than the lesser of (i) three percent (3%) of his Compensation or (ii) the percentage at which Employer contributions (including salary deferral contributions and Employer matching contributions) are made for the Plan Year in respect of the Key Employee for whom such percentage is the highest for the Plan Year, taking into account such Key Employee's Compensation.

                 This minimum allocation shall be made even though, under other Plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the Plan Year because of the following:

                 (1) the Participant's failure to complete one thousand (1,000) hours of Service.

                 (2) the Participant's failure to make mandatory Employee contributions, if any, required for participation in the Plan; or





                                     13 - 4

                 (3) the Participant's Compensation was less than any stated required amount.

                 This subsection shall not apply, however, to any Participant who was not employed by the Employer on the last day of the Plan Year.

                 In determining Employer contributions under this section, contributions or benefits under Chapter 2 of the Code (relating to taxes on self-employed income), Chapter 21 of the Code (relating to the Federal Insurance Contribution Act) or any other Federal or State laws (including Title II of the Social Security Act) shall not be taken into account. In determining Employer contributions under this section for a Non-Key Employee, salary deferral contributions and Employer matching contributions needed to satisfy the actual contribution percentage nondiscrimination test pursuant to
                 Section 3.04 or the actual deferral percentage nondiscrimination test pursuant to Section 3.03 shall not be taken into account.

                 The minimum allocations required hereunder (to the extent required to be nonforfeitable under section 416(b) of the
                 Code) shall not be forfeitable under sections 411(a)(3)(B) (regarding the suspension of benefits upon reemployment of a retiree) or 411(a)(3)(D) (regarding withdrawal of mandatory contributions) of the Code.

         (b) Any Employer contributions and Forfeitures remaining unallocated shall be allocated pursuant to the provisions of
                 Section 4.01 hereof; provided, however, that all allocations under the Plan pursuant to Section 4.01 shall be determined with respect to Compensation as that term is defined in
                 Section 1.10 hereof, but subject to the dollar limitation set forth in subsection 13.02(a) hereof.

13.04    MINIMUM VESTING SCHEDULES.

         Notwithstanding the provisions of Section 8.01 hereof, the nonforfeitable interest of each Participant in his Employer Account in a Plan Year in which this Plan is a Top Heavy Plan shall be the vested percentage set forth in the following table (or the vested percentage determined in accordance with Section 8.01, if greater):

                       Years of                           Vested
                   Vesting Service                      Percentage
                   ---------------
                     Less than 3                            0%
                      3 or more                            100


         If the vesting schedules under the Plan shift in or out of the preceding schedule for any Plan Year because of a change in the Plan's Top Heavy status, then such shift shall be considered an amendment to the relevant vesting schedule and the election rule for Participants with three (3) or more years of Service set forth in Section 11.01(d) hereof shall apply. Furthermore, any contributions that become nonforfeitable under this





                                     13 - 5
         minimum vesting schedule for a Top Heavy Plan shall remain nonforfeitable if the Plan shifts out of Top Heavy status.

         The minimum vesting schedule applies to all benefits within the meaning of section 411(a)(7)(A) of the Code (except those attributable to voluntary Participant contributions, if any), including benefits accrued before the effective date of section 416 of the Code and benefits accrued before the Plan became a Top Heavy Plan. Further, no reduction in nonforfeitable benefits may occur in the event the Plan's status as a Top Heavy Plan changes for any Plan Year. However, this section does not apply to the account balances of any Participant who does not have an hour of Service after the Plan has initially become a Top Heavy Plan, and the nonforfeitable percentage and such Participant's Employer Account shall be determined without regard to this section.

13.05    SPECIAL LIMITATIONS AND ALLOCATION IN MULTIPLE PLANS.

         If for any Plan Year the Plan is a Top Heavy Plan, and the Employer maintains, or has ever maintained, a qualified defined benefit pension plan which is part of a Required or Permissive Aggregation Group, as appropriate, then the provisions of this section shall apply.

         If none of the Employer's plans are considered a Super Top Heavy Plan, then the Employer shall provide each Participant who would receive an allocation under Section 13.03 hereof and who is a participant also in the qualified defined benefit pension plan an allocation pursuant only to Section 13.03 hereof in lieu of accruing a benefit that year under the pension plan, but substituting in subsection 13.03(a) hereof the term "seven and one-half percent (7-1/2%)" for the term "three percent (3%)". The Employer shall provide each Participant who would receive an allocation under Section 13.03 hereof, but who is not a participant also in the qualified defined benefit pension plan, an allocation pursuant to Section 13.03 hereof, but substituting in subsection (a) thereof the term "four percent (4%)" for the term "three percent (3%)".

         If any of the Employer's plans are considered a Super Top Heavy Plan, then in applying the limitations of Section 4.04 hereof, the term "one
         (1)" shall be substituted for the term "one and twenty-five hundredths (1.25)" in both the defined benefit fraction and the defined contribution fraction, as such terms are defined in Section 4.04 hereof. Furthermore, the Employer shall provide each Participant who would receive an allocation under Section 13.03 hereof and who is a participant also in the defined benefit pension plan an allocation pursuant only to Section 13.03 hereof in lieu of accruing a benefit that year under the pension plan, but substituting in subsection 13.03(a) hereof the term "five percent (5%)" for the term "three percent (3%)". The Employer shall provide each Participant who would receive an allocation under Section 13.03 hereof, but who is not a participant also in the defined benefit pension plan, an allocation only pursuant to Section 13.03 hereof.





                                     13 - 6

                                   ARTICLE 14

                            MISCELLANEOUS PROVISIONS


14.01 ALLOCATION OF RESPONSIBILITY AMONG FIDUCIARIES FOR PLAN AND TRUST ADMINISTRATION.

         Each Fiduciary shall have only those specific powers, duties, responsibilities and obligations as are specifically given it under the Plan. Each Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan authorizing or providing for such direction, information or action. Furthermore, each Fiduciary may rely upon any such direction, information or action of any other Fiduciary as being proper under the Plan and is not required to inquire into the propriety of any such direction, information or action. It is intended that each Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan and shall not be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.

         Each Fiduciary shall discharge its duties set forth in the Plan solely in the interests of the Participants, Retired Participants and their
         Beneficiaries:

         (a)     for the exclusive purpose of:

                 (1)      providing benefits to such persons; and

                 (2) defraying reasonable expenses of administering the Plan;

         (b) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

14.02    ALIENATION OR ASSIGNMENT OF BENEFITS (QDRO'S).

         The right of any Participant, Retired Participant or Beneficiary in any benefit or to any payment hereunder or to any segregated account may not be anticipated, conveyed, assigned, mortgaged or encumbered either by voluntary or involuntary action or by operation of law nor shall any such right or interest be in any manner subject to levy, attachment, execution, garnishment or any other seizure under legal, equitable or other process, except pursuant to a qualified domestic relations order, as defined in section 414(p) of the Code, or pursuant to a domestic relations order entered before January 1, 1985, under which payment of benefits under that order has commenced as of January 1, 1985. Otherwise, such interest in this Plan shall be payable only in accordance with the provisions hereof; provided, however, that distributions pursuant to a qualified domestic





                                     14 - 1
         relations order may be made without regard to the age or employment status of the Participant.

         In the event that a Participant's benefits are garnished or attached by a court order which the Plan Administrator does not find to constitute such an order, the Plan Administrator may bring an action for declaratory judgment in a court of competent jurisdiction to determine the proper recipient of Plan benefits; during the pendency of such action, any benefits payable on behalf of the Participant may be paid into the court for distribution to the proper recipient pursuant to the judgment of the court.

14.03    HEADINGS.

         The headings and sub-headings of articles and sections are included solely for convenience of reference, and if there be any conflict between such headings and the text of the Plan, the text shall control.

14.04    CONSTRUCTION OF THE PLAN.

         In the construction of the Plan, the masculine gender shall include the feminine, the feminine gender shall include the masculine, and the singular shall include the plural, unless the context clearly indicates otherwise.

14.05    CORRECTION OF ERRORS.

         If any error or change in records results in any Participant, Retired Participant or Beneficiary receiving from the Plan more or less than he would have been entitled to receive had the records been correct or had the error not been made, the Plan Administrator, upon discovery of such error, shall correct the error by adjusting, as far as practicable, the payments in such a manner that the benefits to which such person was correctly entitled shall be paid.

14.06    LEGALLY INCOMPETENT.

         If any Participant, Retired Participant or Beneficiary is a minor or is otherwise legally incapable of personally receiving and giving a valid receipt for any payment due him hereunder, the Plan Administrator shall direct that such payment be made to the guardian or conservator of such person duly appointed by a court of competent jurisdiction. Any payment so made shall be, to the extent of the payment, a complete discharge to the Employer and Trustee of any liabilities under the Plan.

14.07    SUCCESSOR ORGANIZATION.

         In the event of a merger or consolidation of any Employer into, or transfer of all or substantially all of its assets to, any legal entity, unincorporated business organization or corporation, provision may be made by such successor legal entity, unincorporated business organization or corporation for its election of the continuance of this Plan as to





                                     14 - 2
         such successor entity. Such successor shall, upon its election to continue this Plan, be substituted in place of the transferor Employer by an instrument duly authorizing such substitution and duly executed by such Employer and its successor. Upon notice of such substitution, accompanied by a certified copy of the resolutions or other appropriate written instrument of the governing body of such Employer and its successor authorizing such substitution and delivered to the Trustee, the Trustee shall be authorized to recognize such successor in place of the transferor Employer.

14.08    MINIMUM BENEFIT IN SUCCESSOR PLAN.

         In the event of any merger or consolidation of the Plan with, or the transfer of assets or liabilities of the Plan to, any other qualified plan or trust, each Participant, Retired Participant and Beneficiary shall be entitled upon termination of the successor plan or trust immediately after the merger, consolidation or transfer to a benefit in an amount not less than he would have been entitled to receive if the Plan had terminated immediately before the merger, consolidation or transfer.

14.09    APPLICATION OF PLAN PROVISIONS.

         The provisions of the Plan shall apply only to Employees who terminate Service, or incur Breaks in Service, on or after the Effective Date. Any retirement plan rights and benefits of former Employees shall be determined in accordance with the provisions of any predecessor plan as in effect on the respective dates of termination of Service or Break in Service of such former Employees. However, unless specifically otherwise stated in the Plan, the provisions of this amendment, restatement and continuation of the Plan shall apply only to Employees who have Service with the Employer on or after the effective date of this amendment, restatement and continuation of the Plan.

14.10    QUALIFICATION OF THE PLAN.

         The adoption of the Plan by each Employer is contingent on the receipt of a written, initial determination letter by the Internal Revenue Service that the Plan and Trust, with any modifications or amendments thereto requested by the Internal Revenue Service and agreed to by the Sponsor, constitute a qualified plan and trust under sections 401(a) and 501(a), respectively, of the Code. In the event no such determination letter is received, no Participant, Retired Participant or Beneficiary shall have any right or claim to the assets of the Trust Fund or to any benefit under the Plan, all contributions made by the Employer and Participants in accordance with the terms of the Plan shall be returned to the respective parties, the Plan and Trust shall be terminated forthwith with respect to such Employer, and the Trustee shall be discharged from all obligation pursuant to adoption of the Plan by the Employer.





                                     14 - 3

14.11    Severability of Provisions.

         The provisions of this Plan are several, and should any provision be ruled illegal, unenforceable or void, all other provisions not so ruled shall remain in full force and effect.

14.12    APPLICABLE LAW.

         The provisions of the Plan shall be interpreted and construed according to the laws of the state of Mississippi, unless federal law is exclusively controlling, and the parties hereto expressedly submit themselves to the jurisdiction of the courts of the state of Mississippi and the federal district courts for that state, with respect to any action instituted either in law or in equity arising out of or related to the breach or enforcement, or both, of the terms and conditions set forth in the Plan.

14.13    NONASSIGNABILITY OF DUTIES.

         Unless provided herein, the duties and responsibilities of the Fiduciaries of the Plan shall be nonassignable.


14.14    ENTIRE PLAN.

         This Plan constitutes the entire qualified profit sharing plan of the Sponsor, and no modifications or alterations to this Plan shall be enforceable unless properly and validly made pursuant to the amendment provisions of Article 11 hereof.





                                     14 - 4

IN WITNESS WHEREOF, the Employer and Sponsor and the Trustee have each caused this Plan and Trust to be executed by its duly authorized representative on this 22nd day of December, 1994.





                                        EMPLOYER AND SPONSOR:

                                        Trustmark National Bank



                                        Attest:  /s/ DARA D. ROGERS
                                                 ------------------------------
                                        By: /s/ ROBERT G. SPRING
                                            -----------------------------------
                                        Title:  SR. V.P. & Personnel Director
                                                -------------------------------


                                        TRUSTEE:

                                        Trustmark National Bank


                                        Attest:  /s/ SUSAN H. HARDEE
                                                 ------------------------------
                                        By: /s/ W.H. WARDLAW
                                            -----------------------------------
                                        Title (if appropriate): SR. VP & TO
                                                                ---------------

The Plan may be executed in several counterparts, each of which shall be deemed an original.

                               AMENDMENT NUMBER 1

                                     TO THE

                  TRUSTMARK NATIONAL BANK PROFIT SHARING PLAN



The Trustmark National Bank Profit Sharing Plan is hereby amended, effective July 1, 1995, as follows:


1.   The last paragraph of Section 2.01 is amended to read as follows:

         Notwithstanding the above, the following classes of Employees shall be considered as excluded classes for purposes of the Plan, and Employees who are members of such classes shall not be eligible to participate in the plan:

         (a) Employees who are active participants in the Trustmark National Bank Pension Plan who were also participants in the Canton Exchange Bank Employees Retirement Plan prior to its merger into the Trustmark National Bank Pension Plan;

         (b) Leased Employees.


2.   Subsection (b) of Section 3.01 is amended to read as follows:

         (b) Employer Matching Contribution - Employer matching contributions shall be made in accordance with this subsection.

             (1)  Former Participants of the Rankin County Bank
                  401K Plan. The Employer shall make an Employer matching contribution on behalf of each Participant who was a former participant in the Rankin County Bank 401K Plan on June 30, 1995, who has remained continuously employed by the Employer since June 30, 1995 and who makes salary deferral contributions during the Plan Year. The amount of such Employer matching contribution shall be one hundred percent (100%) of the portion of the Participant's salary deferral contributions for the Plan Year which does not exceed three percent (3%) of the Participant's Compensation for the Plan Year. The Employer may, but is not required to, increase the Employer matching contribution for such Participants for any Plan Year by designating in writing a match formula for such Plan Year that produces an Employer matching contribution for each such Participant that is at least as large as the Employer matching contribution produced by the formula described above.

             (2) Other Participants. The Employer may, but is not required to, make an Employer matching contribution on behalf of each Participant not described in subsection (1) above who makes salary deferral contributions during the Plan Year. For any Plan Year in which the employer decides to make such Employer matching contributions, the Committee shall designate in writing the match formula to be used for such Plan Year.

             (3) General. Notwithstanding the above, the Employer shall not contribute amounts which (i) would, if allocated to the Employer Account of Highly Compensated Employees pursuant to Section 4.01(b), create excess aggregate contributions (as defined in Section 3.04) or (ii) are attributable to contributions which pursuant to Section 3.02(a), 3.03 or 3.04 are to be distributed to Employees.
                  The Employer matching contribution shall be subject to the vesting schedule provided in Section 8.01 hereof and shall be credited to Part II of the Participant's Employer Account.

3.   Subsection (a) of Section 4.01 is amended to read as follows:

         (a)  Employer Basic Contributions and Forfeitures.  Any
              Employer basic contributions made pursuant to Section 3.01(a) hereof and Forfeitures becoming available during the Plan Year shall be allocated on the last Allocation Date of the Plan Year to Part I of the Employer Account of each Participant entitled to share in such contributions and Forfeitures. Only those Participants who complete at least one thousand (1,000) Hours of Service during the Plan Year and who are in one of the following categories for the Plan Year shall be eligible to share in the allocation of Employer basic contributions and Forfeitures:

             (a) Participants who are employed on the last day of the Plan Year or whose employment terminated on the last day of the Plan Year; or

             (b) Participants whose employment terminated during the Plan Year due to retirement at or after Normal Retirement Age, death or disability.

             Provided, however, that Participants who were former Participants in the Rankin County Bank 401K Plan on June 30, 1995 and who have remained continuously employed by the Employer since June 30, 1995, shall not be eligible to share in the allocation of Employer basic contributions and Forfeitures.

             Employer basic contributions and Forfeitures for the Plan Year shall be allocated to Part I of each such Participant's Employer Account in the proportion that such Participant's number of units as of the Allocation Date bears to the total number of units for all such Participants as of the Allocation Date. For purposes of this allocation, one (1) unit shall be credited for each year of Vesting Service and one (1) unit will be credited for each full one hundred dollars ($100) of Compensation for the Plan Year.


4.   Paragraph (1) of subsection 6.03(d) is amended as follows:

         The reference to Section 6.04(c) in the fourth line of such paragraph
         (1) shall be changed to Section 6.03(c).


5. Subsection (b) of Section 10.02 is amended by deleting the phrase "except as provided in Section 6.02 hereof" and substituting therefor the phrase "except as otherwise provided in the Plan."



IN WITNESS WHEREOF, this Amendment Number 1 to the Trustmark National Bank Profit Sharing Plan is hereby executed by its duly authorized officer this 15th day of June, 1995.


                                        TRUSTMARK NATIONAL BANK

                                        By   /s/ ROBERT G. SPRING
                                             -------------------------------
                                             Robert G. Spring

                               AMENDMENT NUMBER 2

                                     TO THE

                  TRUSTMARK NATIONAL BANK PROFIT SHARING PLAN



The Trustmark National Bank Profit Sharing Plan is hereby amended as follows:


1. The first paragraph of subsection (a) of Section 3.02 is amended, effective July 1, 1994, to read as follows:

      (a)  Salary Deferral Contributions.   Effective with any payroll
           period beginning on or after the date on which he becomes a Participant, a Participant may voluntarily elect to enter into a salary deferral agreement with the Employer. Such salary deferral agreement shall serve to direct the Employer to contribute to the Participant's Personal Account, as salary deferral contributions, a portion of the amount which would otherwise be paid to the Participant as direct Compensation. Salary deferral contributions shall be subject to the following restrictions:

          (1) the amount of such contributions for any single pay period may not exceed two hundred eight dollars and thirty-three cents ($208.33) or fifteen percent of Compensation for the pay period, whichever is less;

          (2) the amount of such contributions for any Plan Year may not exceed five thousand dollars.

          Provided, further, that such amount shall be subject also to the limitations on annual additions for the limitation year under Section
          4.04 hereof.

2. Subsection (c) of Section 3.02 is amended, effective January 1, 1989, to read as follows:

      (c)  Rollover  Contributions.   Rollover contributions by a
           Participant into this Plan shall not be permitted.


IN WITNESS WHEREOF, this Amendment Number 2 to the Trustmark National Bank Profit Sharing Plan is hereby executed by its duly authorized officer this 12th day of October, 1995.



                                         TRUSTMARK NATIONAL BANK


                                         By  /s/ ROBERT G. SPRING
                                           -----------------------
                                              Robert G. Spring

                               AMENDMENT NUMBER 3

                                     TO THE

                  TRUSTMARK NATIONAL BANK PROFIT SHARING PLAN



The Trustmark National Bank Profit Sharing Plan is hereby amended, effective January 1, 1989, as follows:


1. Section 1.21 is amended by adding the following immediately before the last paragraph of the Section:

        For purposes of this Section, an individual is in the top-paid group for any year if such individual is in the group consisting of the top twenty percent (20%) of the employees when ranked on the basis of compensation paid during such year.

2.  Section 3.03 is amended in its entirety to read as follows:

    3.03    COVERAGE AND DISCRIMINATION REQUIREMENTS.

            Salary deferral contributions for any Plan Year after December 31, 1986 shall satisfy one (1) of the following tests:

            (a) the average deferral percentage for the Highly Compensated Employees who are eligible to participate in the Plan for the Plan Year shall not be more than the average deferral percentage of the Non-highly Compensated Employees who are eligible to participate in the Plan for the Plan Year multiplied by one and twenty-five hundredths (1.25); or

            (b) the excess of the average deferral percentage for the Highly Compensated Employees who are eligible to participate in the Plan for the Plan Year over that of the Non-highly Compensated Employees who are eligible to participate in the Plan for the Plan Year shall not be more than two percent (2%), nor shall the average deferral percentage for such Highly Compensated Employees be more than that of such Non-highly Compensated Employees multiplied by two (2).

            For purposes of this Section, the term "average deferral percentage" for a group of Employees shall mean the average of the percentages, calculated separately for each Employee in the group, of the amount of salary deferral contributions and, if applicable, qualified nonelective contributions and Qualified Matching Contributions, made on behalf of the Employee for a Plan Year, to the amount of the Employee's Compensation for such Plan Year (the "deferral percentage"). Qualified nonelective contributions and Qualified Matching Contributions may be included in the calculation of deferral percentages only if the conditions described in section 1.401(k)-1(b)(5) of the regulations are satisfied. For purposes of calculating the average deferral percentage, eligible Employees with no salary deferral contributions or, if applicable, qualified nonelective contributions or Qualified Matching Contributions, shall be included in such calculation with deferral percentages of zero percent (0%). For purposes of determining the deferral percentage of a Participant who is a five percent (5%) owner of the Employer or one of the top ten (10) highest paid Highly Compensated Employees, the amount of contributions and Compensation of such Participant shall include the contributions and Compensation of family members (as described in Code section 414(q)(6)(B)) to the extent required by regulations. Family members who are required to be aggregated with respect to such Highly Compensated Employees shall be disregarded as separate Employees in determining the average deferral percentage both for eligible Employees who are Highly Compensated Employees and for eligible Employees who are Non-highly Compensated Employees. For purposes of this Section, the following rules, relating to aggregation of plans, shall apply:

            (c) All salary deferral contributions that are made under this Plan and any other plan that is aggregated with this Plan for purposes of sections 401(a)(4) and 410(b) (other than section 410(b)(2)(A)(ii)) of the Code shall be treated as made under a single plan.

            (d) If this Plan is permissively aggregated with any other plan or plans for purposes of section 401(k) of the Code, such aggregated plans must satisfy sections 401(a)(4) and 410(b) of the Code as though they were a single plan.

            (e) The deferral percentage for any eligible Employee who is a Highly Compensated Employee and who is eligible to make salary deferral contributions under this Plan and any other plan maintained by the Employer (other than plans that may not be permissively aggregated) shall be determined as if all such plans were a single plan.

            A salary deferral contribution shall be considered to have been made with respect to a Plan Year if it (i) is allocated to the account of a Participant as of any date within that Plan Year and
            (ii) relates to Compensation that either would have been received by the Participant in the Plan Year but for the Participant's election to defer under the arrangement, or is attributable to services performed by the Participant in the Plan Year and, but for the Participant's election to defer, would have been received by the Participant within two and one-half (2-1/2) months after the close of the Plan Year. A contribution shall be considered allocated as of any date within a Plan Year if the following conditions are met:

            (f) such allocation is not dependent upon participation in the Plan as of any date subsequent to the allocation date,

            (g) the Employer contributions in addition to those attributable to salary deferral contributions are actually made to the Plan no later than the end of the period described in Code section 404(a)(6) applicable to the taxable year with or within which the Plan Year ends, and

            (h) the Employer contributions attributable to salary deferrals are actually made to the Plan no later than the end of the twelve (12) month period immediately following the end of the Plan Year to which the contribution relates.

            Excess contributions shall mean, with respect to any Plan Year, the excess of:

            (i) The aggregate amount of contributions actually taken into account in computing the average deferral percentage of Highly Compensated Employees for such Plan Year as described above, over

            (j) The maximum amount of such contributions permitted by the average deferral percentage test (determined by reducing contributions made on behalf of Highly Compensated

            Employees in order of the average deferral percentages, beginning with the highest of such percentages).

            Provided, that the amount of any such excess contributions to be distributed pursuant to this Section 3.03 with respect to a Participant for a Plan Year shall be reduced by any salary deferral contributions in excess of the dollar limit specified in Section 3.02(a) hereof which are previously distributed to such Participant for his taxable year ending with or within such Plan Year. In addition, the amount of such excess contribution of a Highly Compensated Employee whose average deferral percentage is determined under the family aggregation rules, shall be allocated among the family members in proportion to the salary deferral contributions of each family member that are combined to determine the combined average deferral percentage.

            Excess contributions shall, if required by law or regulations, be adjusted for any Income up to the date of distribution. The Income allocable to such excess contribution shall be equal to the sum of
            (i) the allocable Income for the Plan Year and (ii) the allocable Income for the period between the end of the Plan Year and the date of distribution. The Income allocable to excess contributions for such periods is determined in a manner analogous to the above allocation of Income to excess deferrals, but basing the allocation on excess contributions and the Income allocable to salary deferral contributions.

            If, for any Plan Year, salary deferral contributions are made with respect to the Highly Compensated Employees in excess of that permissible under subsections (a) and (b) of this Section 3.03, the Committee shall, before the end of the Plan Year following the Plan Year during which such excess contribution occurs, distribute the amount of such excess to the Participant on whose behalf the contribution was made.

            Any distributions made hereunder shall be made to Highly Compensated Employees on the basis of the respective portions of the excess contributions attributable to each of such Employees.

            The tests described in this Section and the corrective measures for insuring passage of such tests may be performed in any manner permitted under section 401(k) of the Code, the regulations thereunder and any other related rulings or pronouncements issued by the Secretary of the Treasury or the Internal Revenue Service.

3.  Section 3.04 is amended in its entirety to read as follows:

    3.04    DISCRIMINATION REQUIREMENTS FOR OTHER CONTRIBUTIONS.

            The Plan must satisfy the nondiscrimination requirements of section 401(m) of the Code and the regulations issued thereunder, which are incorporated herein by reference. The Plan shall satisfy such requirements if, with respect to any Plan Year, either of the following alternative conditions are met:

            (a) the average contribution percentage for eligible Highly Compensated Employees is not greater than the average contribution percentage for eligible Non-highly Compensated Employees, multiplied by one and twenty-five hundredths (1.25).

            (b) the excess of the average contribution percentage for eligible Highly Compensated Employees over that of eligible Non-highly Compensated Employees is not more than two percent (2%), nor is the average contribution percentage for such Highly Compensated Employees more than that of such Non-highly Compensated Employees, multiplied by two (2).

            For purposes of this Section, "Eligible Employee" shall mean any Employee who is eligible to make or be credited with contribution percentage amounts. Contribution percentage amounts shall mean Employer matching contributions, voluntary after-tax contributions and (subject to the conditions hereinafter enumerated and to the extent taken into account in the calculation of average contribution percentages) salary deferral contributions, qualified nonelective contributions and Qualified Matching Contributions.
            The Employer may elect to include salary deferral contributions and qualified nonelective contributions, and must include Qualified Matching Contributions, to the extent such contributions are not included in the tests described in Section 3.03 hereof. Salary deferral contributions and qualified nonelective contributions may be included only if the conditions described in section 1.401(m)-1(b)(5) and 1.401(k)-1(g)(13) of the regulations are satisfied. The term "average contribution percentage" for a group of Eligible Employees shall mean the average of the ratios, calculated separately for each Eligible Employee in the group, of the contribution percentage amounts made on behalf of an Eligible Employee during the Plan Year to that Eligible Employee's Compensation for such Plan Year (the "contribution percentage"). For purposes of calculating the average contribution percentage, Eligible Employees with no contribution percentage amounts shall be included in such calculation with contribution percentages of zero percent (0%). For purposes of determining the contribution percentage of a Participant who is a five percent (5%) owner of the Employer or one of the top ten (10) highest paid Highly Compensated Employees, the amount of voluntary after-tax contributions, Employer matching contributions and Compensation of such Participant shall include the voluntary after-tax contributions, Employer matching contributions and

            Compensation of family members (as described in Code section 414(q)(6)(B)). Family members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the contribution percentage both for Eligible Employees who are Non-highly Compensated Employees and for Eligible Employees who are Highly Compensated Employees. For purposes of this Section, the following rules, relating to aggregation of plans, shall apply:

            (c) All contribution percentage amounts that are made under this Plan and any other plan that is aggregated with this Plan for purposes of sections 401(a)(4) and 410(b) (other than section 410(b)(2)(A)(ii)) of the Code shall be treated as made under a single plan.

            (d) If this Plan is permissively aggregated with any other plan or plans for purposes of section 401(m) of the Code, such aggregated plans must satisfy sections 401(a)(4) and 410(b) of the Code as though they were a single plan.

            (e) The contribution percentage for any Eligible Employee who is a Highly Compensated Employee and who is eligible to have contribution percentage amounts credited to him under this Plan and any other plan maintained by the Employer (other than plans that may not be permissively aggregated) shall be determined as if all such plans were a single plan.

            "Excess aggregate contributions", plus any Income allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose accounts such excess aggregate contributions were allocated for the preceding Plan Year. Excess aggregate contributions shall be allocated to Participants who are subject to the family member aggregation rules of section 414(q)(6) of the Code in proportion to the Employee matching contributions of each family member that are combined to determine the combined average contribution percentage. Excess aggregate contributions shall be treated as annual additions, as defined in Section 4.04, hereof.

            "Excess aggregate contributions" shall mean, with respect to any Plan Year, the excess of:

            (f) The aggregate contribution percentage amounts taken into account in computing the numerator of the contribution percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

            (g) The maximum contribution percentage amounts permitted by the average contribution percentage test (determined by reducing contributions made on behalf of Highly Compensated Employees in order of their contribution percentages beginning with the highest of such percentages).

            Such determination shall be made after first determining excess elective deferrals pursuant to Section 3.02 and then determining excess contributions pursuant to Section 3.03 hereof.

            Excess aggregate contributions shall, if required by law or regulations, be adjusted for any Income up to the date of distribution. The Income allocable to excess aggregate contributions for such period is determined in a manner analogous to the above allocation of Income to excess deferrals, but basing the allocation on excess aggregate contributions and the Income allocable to Employer matching contributions and Employee voluntary after-tax contributions.

            Forfeitures of excess aggregate contributions shall be applied to reduce Employer contributions.

            The tests described in this Section and the corrective measures for insuring passage of such tests may be performed in any manner permitted under section 401(m) of the Code, the regulations thereunder and any other related rulings or pronouncements issued by the Secretary of the Treasury or the Internal Revenue
            Service.

4.  Section 14.10 is amended in its entirety to read as follows:

    14.10   QUALIFICATION OF THE PLAN.

            The adoption of the Plan by each Employer is contingent on the receipt of a written, initial determination letter by the Internal Revenue Service that the Plan and Trust, with any modifications or amendments thereto requested by the Internal Revenue Service and agreed to by the Sponsor, constitute a qualified plan and trust under sections 401(a) and 501(a), respectively, of the Code. In the event no such determination letter is received, no Participant, Retired Participant or Beneficiary shall have any right or claim to the assets of the Trust Fund or to any benefit under the Plan, all contributions made by the Employer and Participants in accordance with the terms of the Plan shall be returned to the respective parties within one (1) year of the date of denial of qualification, the Plan and Trust shall be terminated forthwith with respect to such Employer, and the Trustee shall be discharged from all obligation pursuant to adoption of the Plan by the Employer.


IN WITNESS WHEREOF, this Amendment Number 3 to the Trustmark National Bank Profit Sharing Plan is hereby executed by its duly authorized officer this 28th day of December, 1995.


                                      TRUSTMARK NATIONAL BANK


                                      By:  /s/ ROBERT G. SPRING
                                           -------------------------------------
                                               Robert G. Spring